Exhibit.10.25
CERTAIN PORTIONS OF THIS EXHIBIT (INDICATED BY [***]) HAVE BEEN EXCLUDED PURSUANT TO ITEM 601(B)(10) OF REGULATION S-K BECAUSE THEY ARE BOTH NOT MATERIAL AND ARE THE TYPE THAT THE COMPANY TREATS AS PRIVATE AND CONFIDENTIAL.
LEASE
THIS LEASE (this “Lease”) is entered into as of this [***] day of [***] (the “Execution Date”), by and between BMR-MEDICAL CENTER DRIVE LLC, a Delaware limited liability company (“Landlord”), and J. CRAIG VENTER INSTITUTE, INC., successor in interest to The Institute for Genomic Research, Inc., a Maryland non-stock corporation (‘‘Tenant”).
RECITALS
A.WHEREAS, Landlord owns certain real property (“Property”) and the improvements on the Property located at 9704 Medical Center Drive, Rockville, Maryland, including the building located thereon (the “Building”); and
B.WHEREAS, Landlord wishes to lease to Tenant, and Tenant desires to lease from Landlord, certain premises (the “Premises”) comprising all of the Building, pursuant to the terms and conditions of this Lease, as detailed below.
AGREEMENT
NOW, THEREFORE, Landlord and Tenant, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, agree as follows:
1.Lease of Premises.
1.1Effective on the Term Commencement Date (as defined in Article 4 below), Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises, as shown on Exhibit A attached hereto, including the patio/deck shown on Exhibit A and all shafts, cable runs, risers, mechanical spaces and rooftop areas, for use by Tenant in accordance with the Permitted Use (as defined below) and no other uses. The Property and all landscaping, parking facilities, private drives and other improvements and appurtenances related thereto, including the Building and the other buildings located at 9708, 9710, 9712 and 9714 Medical Center Drive (such other buildings, the “Lower Campus”), Rockville, MD, are hereinafter collectively referred to as the “Project.” All driveways, loading docks, sidewalks, parking areas and landscaped areas for the buildings in the Project are hereinafter referred to as the “Common Areas”).
2.Basic Lease Provisions. For convenience of the parties, certain basic provisions of this Lease are set forth herein. The provisions set forth herein are subject to the remaining terms and conditions of this Lease and are to be interpreted in light of such remaining terms and conditions.
2.1This Lease shall take effect upon the Execution Date and, except as specifically otherwise provided within this Lease, each of the provisions hereof shall be binding upon and inure to the benefit of Landlord and Tenant from the date of execution and delivery hereof by all parties hereto.
2.2In the definitions below, each current Rentable Area (as defined below) is expressed in rentable square footage. Rentable Area and Tenant’s Pro Rata Shares (as defined below) are all subject to adjustment as provided in this Lease.

Definition or Provision	Means the Following (As of the Term Commencement Date)
Rentable Area of Premises	[***] square feet
Rentable Area of Building	[***] square feet
Rentable Area of Project	[***] square feet
Tenant’s Pro Rata Share of Building	[***]%
Tenant’s Pro Rata Share of Common Areas	[***]%

2.3Initial monthly and annual installments of Base Rent for the Premises (“Base Rent”) as of the Term Commencement Date, subject to adjustment under this Lease:

Dates	Square Feet of Rentable Area	Base Rent per Square Foot of Rentable Area	Monthly Base Rent	Annual Base Rent
[***]	[***]	[***]	[***]	[***]

2.4Estimated Term Commencement Date: [***]
2.5Estimated Term Expiration Date:[***]
2.6Security Deposit: $[***].
2.7Permitted Use: Tenant shall have the right to use the Premises for any use in conformity with all federal, state, municipal and local laws, codes, ordinances, rules and regulations of Governmental Authorities (as defined below), committees, associations, or other regulatory committees, agencies or governing bodies having jurisdiction over the Premises, the Building, the Property, the Project, Landlord or Tenant, including both statutory and common law and hazard waste rules and regulations (“Applicable Laws”)
2.8Address for Rent Payment:
2.9

Address for Notices to Landlord: BMR-Medical Center Drive LLC 17190 Bernardo Center Drive San Diego, California 92128 Attn: Cynthia Crossmon
Address for Notices to Tenant:	J. Craig Venter Institute, Inc. at the Premises Attn: Vice President, General Counsel
With a copy to:	Arnold & Porter LLP 555 12th Street, NW Washington, DC 20004 Attention: Kenneth Schwartz
2.10The following Exhibits are attached hereto and incorporated herein by reference:

Exhibit A	Premises
Exhibit B	Depiction of Tenant’s Exclusive Parking Area
Exhibit C	Acknowledgement of Term Commencement Date and Term Expiration Date
Exhibit D	Intentionally Omitted
Exhibit E	Form of Letter of Credit
Exhibit F	Rules and Regulations
Exhibit G	Intentionally Omitted
Exhibit H	Tenant’s Personal Property
Exhibit I	Form of Estoppel Certificate
Exhibit J	Maintenance and Service Obligations of Landlord and Tenant

3.Term. The actual term of this Lease (as the same may be extended pursuant to Article 42 hereof and as the same may be earlier terminated in accordance with this Lease, the “Term”) shall commence on the Term Commencement Date (as defined in Article 4) and end on the date that is [***] months after the Term Commencement Date (such date, the “Term Expiration Date”), subject to earlier termination of this Lease as provided herein.
4.Possession and Commencement Date.
4.1The “Term Commencement Date” shall be the date of the consummation of the closing of Landlord’s acquisition of fee title to the Premises pursuant to that certain Agreement of Purchase and Sale dated as of [***] by and between Landlord and Tenant. Tenant shall execute and deliver to Landlord written acknowledgment of the actual Term Commencement Date and the Term Expiration Date within [***] days after Landlord requests the same in the form attached as Exhibit C hereto. Failure to execute and deliver such acknowledgment, however, shall not affect the Term Commencement Date or Landlord’s or Tenant’s liability hereunder. Failure by Tenant to obtain required governmental licensing for the Permitted Use by Tenant at the Premises shall not serve to extend the Term Commencement Date.
4.2Prior to the Term Commencement Date, Tenant shall furnish to Landlord evidence satisfactory to Landlord that insurance coverages required of Tenant under the provisions of Article 23 are in effect.

5.Condition of Premises. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of the Premises, the Building or the Project, or with respect to the suitability of the Premises, the Building or the Project for the conduct of Tenant’s business. Tenant acknowledges that (a) Tenant is the prior owner and primary occupant of the Project; (b) Tenant is in possession of the Premises and is fully familiar with the condition of the Premises and agrees to take the same in its condition “as is” as of the Term Commencement Date; and (c) except as otherwise expressly set forth in this Lease, Landlord shall have no obligation to alter, repair or otherwise prepare the Premises for Tenant’s occupancy or to pay for or construct any improvements to the Premises to prepare the Premises for Tenant’s continued occupancy.
6.Rentable Area.
6.1Landlord and Tenant irrevocably stipulate that the Rentable Area of the Premises shall be as set forth in Section 2.2. Subject to the foregoing, the term “Rentable Area”, to the extent it relates exclusively to the Lower Campus shall reflect such areas as are reasonably calculated by Landlord’s architect, as the same may be reasonably adjusted from time to time by Landlord in consultation with Landlord’s architect to reflect changes to the Lower Campus.
6.2The Rentable Area of the Lower Campus is generally determined by making separate calculations of Rentable Area applicable to each floor within the Lower Campus and totaling the Rentable Area of all floors within the applicable improvements. The Rentable Area of a floor is computed by measuring to the outside finished surface of the permanent outer applicable building walls. The full area calculated as previously set forth is included as Rentable Area, without deduction for columns and projections or vertical penetrations, including stairs, elevator shafts, flues, pipe shafts, vertical ducts and the like, as well as such items’ enclosing walls.
6.3The Rentable Area of the Project is the total Rentable Area of all buildings within the Project (with the understanding that the Building Rentable Area is stipulated as set forth herein and not subject to further adjustment).
7.Rent.
7.1Tenant shall pay to Landlord as Base Rent for the Premises, commencing on the Term Commencement Date, the sums set forth in Section 2.3, subject to the rental adjustments provided in Article 8 hereof. Base Rent shall be paid in equal monthly installments as set forth in Section 2.3, subject to the rental adjustments provided in Article 8 hereof, each in advance on the first day of each and every calendar month during the Term.
7.2In addition to Base Rent, Tenant shall pay to Landlord as additional rent (“Additional Rent”) at times hereinafter specified in this Lease (a) Tenant’s pro rata share, as set forth in Section 2.2 (“Tenant’s Pro Rata Share”), of Operating Expenses, (b) the Property Management Fee (as defined below) and (c) any other amounts that Tenant assumes or agrees to pay under the provisions of this Lease that are owed to Landlord, including any and all other sums that may become due by reason of any default of Tenant or failure on Tenant’s part to comply with the agreements, terms, covenants and conditions of this Lease to be performed by Tenant, after notice and the lapse of any applicable cure periods.

7.3Base Rent and Additional Rent shall together be denominated “Rent.” Rent shall be paid to Landlord, without abatement, deduction or offset except as expressly provided in Sections 16.2, 24.5 and 31.14, in lawful money of the United States of America at the office of Landlord as set forth in Section 2.8 or to such other person or at such other place as Landlord may from time designate in writing. In the event the Term commences or ends on a day other than the first day of a calendar month, then the Rent for such fraction of a month shall be prorated for such period on the basis of a thirty (30) day month and shall be paid at the then-current rate for such fractional month.
8.Rent Adjustments. Base Rent shall be subject to an annual upward cost-of-living adjustment of the then-current Base Rent based upon comparing the increase of the Consumer Price Index numbers published by the United States Department of Labor, entitled United States Department of Labor, Bureau of Labor Statistics, Consumer Price Index for All Urban Consumers, Washington-Baltimore, DC-MD-VA-WV (“CPI Index”) for the month immediately preceding the anniversary of the Commencement Date over the CPI Index published for the same calendar month for the prior year, with the understanding that this escalation is intended to be a “prior year’’ CPI Index escalation, not a “base year” CPI Index escalation. In the event that the CPI Index is not published for one of the months specified in the immediately preceding sentence, the CPI Index to be used shall be the last monthly CPI Index published prior to the month specified. In the event that such index is discontinued, then another comparable index or source of such information generally recognized as authoritative shall be substituted by Landlord with Tenant’s consent, such consent not to be unreasonably withheld, conditioned or delayed. The first such adjustment shall become effective commencing with that monthly rental installment that is due on or after the first (1st) annual anniversary of the Term Commencement Date, and subsequent adjustments shall become effective on every successive annual anniversary for so long as this Lease continues in effect; provided, in no event shall the Base Rent be increased by less than [***] percent ([***]%) of Base Rent in effect for the preceding year, or increased by more than [***] percent ([***]%) of the Base Rent in effect for the preceding year.
9.Operating Expenses.
9.1As used herein, subject to the exclusions listed below and the provisions of Article 43, the term “Operating Expenses” shall include the following costs and expenses with respect to the Building and the Common Areas consistent with the standards applicable to comparable first-class combined laboratory/office facilities in the Rockville, Maryland area (“Comparable Buildings”), with the understanding that if the cost or expense relates to the Common Areas then the Tenant’s Pro Rata Share of Common Areas shall apply, not the Tenant’s Pro Rata Share of the Building:
9.1.1.Government impositions including property tax costs consisting of real and personal property taxes and assessments, including amounts due under any improvement bond upon the Building or the Common Areas, including the parcel or parcels of real property upon which the Building and areas serving the Building are located or assessments in lieu thereof imposed by any federal, state, regional, local or municipal governmental authority, agency or subdivision (each, a “Governmental Authority”) are levied; taxes on or measured by gross rentals received from the rental of space in the Building or the Common Areas; taxes based on the square footage of the Premises, the Building or the Common Areas, as well as any parking charges, utilities surcharges or any other costs levied, assessed or imposed by, or at the direction of, or resulting from Applicable Laws or interpretations thereof, promulgated by any Governmental Authority in connection with the use or occupancy of the Building or the Common Areas; any fee for a business license to operate an office building; and any expenses, including the reasonable cost of attorneys or experts, reasonably incurred by Landlord in seeking reduction by the taxing authority of the applicable taxes, with a credit against Operating Expenses for any tax refunds obtained as a result of an application for review thereof (or a payment of such refunds if the Term has expired). Operating Expenses shall not include any net income, franchise, capital stock, gift, estate or inheritance taxes, or taxes that are the personal obligation of Landlord or of another tenant of the Project; and
9.1.2.All other costs of any kind paid or incurred by Landlord in connection with the operation or maintenance of the Building (including, without limitation, the service corridors, stairways, elevators, public restrooms and public lobbies contained therein) and the Common Areas, including costs of repairs and replacements to improvements within the Building and the Common Areas as appropriate to maintain the Building and the Common Areas as required hereunder, excluding costs of funding such reserves for future repairs and replacements; costs of utilities furnished to the Building and the Common Areas; sewer fees; trash collection; cleaning, including windows; heating; ventilation; air-conditioning; maintenance of landscaping and grounds; maintenance of drives and parking areas; maintenance of the roof; security services and devices; building supplies; maintenance or replacement of equipment utilized for operation and maintenance of the Building and the Common Areas; license, permit and inspection fees; sales, use and excise taxes on goods and services purchased by Landlord in connection with the operation, maintenance or repair of the Building or Common Areas systems and equipment; telephone, postage, stationery supplies and other similar expenses incurred in connection with the operation, maintenance or repair of the Building and the Common Areas; accounting, legal and other professional fees and expenses incurred in connection with the Building and the Common Areas; costs of carpeting, landscaping and other customary and ordinary items of personal property provided by Landlord for use in the Building and the Common Areas; Capital Expenditures, as hereinafter defined (provided Capital Expenditures shall be amortized over their useful life with an interest rate not to exceed the prime rate listed in the Wall Street Journal plus [***] percent [***]%) per annum) determined pursuant to generally accepted accounting principles applied on a consistent basis; costs of complying with Applicable Laws (except to the extent such costs are incurred to remedy noncompliance as of the Execution Date with Applicable Laws); so long as Landlord owns solely the Project, the costs and expenses incurred by Landlord associated with the operation of business of the legal entity or entities which constitute Landlord, not to exceed $[***]; costs to keep the Building and the Common Areas in compliance with, or fees otherwise required under, any CC&Rs (as defined below); insurance premiums, including premiums for public liability, property casualty, terrorism and environmental coverages (but not earthquake coverage); portions of insured losses paid by Landlord as part of the deductible portion of a loss pursuant to the terms of insurance policies; service contracts; costs of services of independent contractors retained to do work of a nature referenced above; and costs of compensation (including employment taxes and fringe benefits) of all persons who perform regular and recurring duties connected with the day-today operation and maintenance of the Building and the Common Areas, its equipment, the adjacent walks, landscaped areas, drives and parking areas, including janitors, floor waxers, window washers, watchmen, gardeners, sweepers and handymen, pro-rated if their services are part-time to the Building and the Common Areas as applicable. For purposes of this Lease, the term “Capital Expenditures” shall include (1) any capital replacements of improvements, fixtures, equipment, systems and similar property at the end of such property’s useful life; and (2) any capital expenditures required of Landlord pursuant to the terms of this Lease, but shall specifically exclude any enhancements or additions to the Common Areas.
(i)Notwithstanding the foregoing, Operating Expenses shall not include any leasing commissions; expenses that relate to preparation of rental space for a tenant; expenses of initial development and construction, including grading, paving, landscaping and decorating (as distinguished from maintenance, repair and replacement of the foregoing); legal expenses relating to other tenants; costs of repairs to the extent reimbursed by payment of insurance proceeds received by Landlord; interest upon loans to Landlord or secured by a mortgage or deed of trust covering the Project or a portion thereof (provided that interest upon a government assessment or improvement bond payable in installments shall constitute an Operating Expense under Subsection 9.1.1); any ground rent; salaries of executive officers of Landlord and any employee of Landlord at or above the level of director (or that is above the level of the property manager or building engineer); depreciation claimed by Landlord for tax purposes (provided that this exclusion of depreciation is not intended to delete from Operating Expenses actual costs of repairs and replacements that are provided for in Subsection 9.1.2); taxes that are excluded from Operating Expenses by the last sentence of Subsection 9.1.1; property management fees and expenses (except for the Property Management Fee); general overhead and administrative and accounting expenses, except to the extent reasonably and properly directly allocable to the operation of the Building and the Common Areas; advertising, legal and space planning expenses and leasing commissions and other costs and expenses incurred in procuring and leasing space to tenants for the Project, including any free rent and construction allowances for tenants; legal and other expenses incurred in (i) the negotiation, interpretation, preparation, termination or enforcement of leases or other occupancy agreements affecting the Project or (ii) the review, approval or other actions in connection with the sublease or assignment of tenant leases; costs to be reimbursed by other tenants of the Project or taxes to be paid directly by Tenant or other tenants of the Project, whether or not actually paid; the salaries, wages, benefits and other compensation paid to any employee of Landlord or Landlord’s managing agent who does not devote substantially all of his or her time to the Project, except to the extent such wages and benefits are reasonably, properly and equitably allocable to time spent by such employee in directly servicing the Project; at such time as Landlord owns real property and assets unrelated to the Project, the costs and expenses incurred by Landlord associated with the operation of the business of the legal entity or entities which constitute Landlord; bad debt losses, rent losses and costs (including attorneys’ fees and costs of settlement, judgments and payments in lieu thereof) incurred in connection with disputes with tenants, other occupants, or prospective tenants, and costs and expenses, including legal fees, incurred in connection with negotiations or disputes with employees, consultants, management agents, leasing agents, purchasers or mortgagees of the Project; costs incurred by Landlord due to the violation by Landlord, its employees, agents or contractors or any tenant of the terms and conditions of any lease of space in the Project (except Tenant); penalties, fines or interest incurred as a result of Landlord’s inability or failure to make payment of Taxes and/or to file any tax or informational returns when due, or from Landlord’s failure to make any payment of taxes required to be made by Landlord hereunder before delinquency, unless such failure is due to Tenant’s failure to pay any Rent due hereunder; the costs of any item paid to Landlord or to any entity or person related to or affiliated with Landlord to the extent such cost exceeds the amount payable for such services at then-existing market rates to unrelated persons or entities; costs of Landlord’s charitable or political contributions, or of fine art maintained at the Project; costs in connection with services (including electricity), items or other benefits which are not available to Tenant without specific charges therefor, but which are provided to another tenant or occupant of the Project, whether or not such other tenant or occupant is specifically charged therefor by Landlord; costs incurred in the sale or refinancing of the Project; rent for any commercially reasonable sized office at market rates for Landlord or its managing agent located in the Project or offsite; costs associated maintaining, managing, operating, repairing or replacing any of the buildings comprising the Lower Campus; costs associated with any property or building other than the Building and the Common Areas; costs of repairs and replacements caused by the exercise of any right of condemnation or eminent domain by any public or quasi-public authority; and any other costs or expenses for which Landlord actually receives reimbursement from any source (except from tenants as part of their operating expense obligations), including condemnation awards and costs for which Landlord has been reimbursed by its insurance carrier, any tenant’s insurance carrier, any tenant, any warrantor or any other third party. To the extent that Tenant uses more than Tenant’s Pro Rata Share of any item of Operating Expenses, Tenant shall pay Landlord for such excess in addition to Tenant’s obligation to pay Tenant’s Pro Rata Share of Operating Expenses. In no event shall Tenant be required to pay any expense, cost or tax twice under the terms of this Lease.
9.2Tenant shall pay to Landlord on the first day of each calendar month of the Term, as Additional Rent, (a) the Property Management Fee and (b). Landlord’s reasonable estimate of Tenant’s Pro Rata Share of Operating Expenses with respect to the Building and the Project, as applicable, for such month.
(x)    The “Property Management Fee” shall equal [***] percent ([***]%) of Base Rent due from Tenant.
(y)    Within [***] days after the conclusion of each calendar year (or such longer period as may be reasonably required by Landlord, but no later than [***] days after the end of the applicable year), Landlord shall furnish to Tenant a statement showing in reasonable detail the actual Operating Expenses and Tenant’s Pro Rata Share of Operating Expenses for the previous calendar year. Any additional sum due from Tenant to Landlord shall be immediately due and payable. If the amounts paid by Tenant pursuant to this Section exceed Tenant’s Pro Rata Share of Operating Expenses for the previous calendar year, then Landlord shall credit the difference against the Rent next due and owing from Tenant; provided that, if the Term has expired, Landlord shall accompany said statement with payment for the amount of such difference.
(z)    Any amount due under this Section for any period that is less than a full month shall be prorated (based on a thirty (30)-day month) for such fractional month.
9.3Landlord’s annual statement shall be final and binding upon Tenant unless Tenant, within [***] days after Tenant’s receipt thereof, shall request the right to review and audit the same. In such event, Landlord shall provide Tenant with reasonable access to Landlord’s books and records to the extent relevant to determination of Operating Expenses, and such information as Landlord reasonably determines to be responsive to Tenant’s written inquiries. In the event that, after Tenant’s review of such information, Landlord and Tenant cannot agree upon the amount of Tenant’s Pro Rata Share of Operating Expenses or if Tenant desires to have a third party review and audit the same, then Tenant shall have the right to have an independent public accountant or other person or firm with expertise in commercial real estate accounting and auditing (“Auditor”) hired by Tenant not on a contingent fee basis (at Tenant’s sole cost and expense) and approved by Landlord (which approval Landlord shall not unreasonably withhold, condition or delay) audit and review such of Landlord’s books and records for the year in question as directly relate to the determination of Operating Expenses for such year (the “Independent Review”). Landlord shall make such books and records available to Tenant and its Auditor for review and copying at the location where Landlord maintains them in the ordinary course of its business. Landlord need not provide copies of any books or records. Tenant shall commence the Independent Review within fifteen (15) days after the date Landlord has given Tenant access to Landlord’s books and records for the Independent Review. Tenant shall complete the Independent Review and notify Landlord in writing of Tenant’s specific objections to Landlord’s calculation of Operating Expenses (including Tenant’s Auditor’s written statement of the basis, nature and amount of each proposed adjustment) no later than [***] days after Landlord has first given Tenant access to Landlord’s books and records for the Independent Review. Landlord shall review the results of any such Independent Review. The parties shall endeavor to agree promptly and reasonably upon Operating Expenses taking into account the results of such Independent Review. If, as of [***] days after Tenant has submitted the Independent Review to Landlord, the parties have not agreed on the appropriate adjustments to Operating Expenses, then the parties shall engage a mutually agreeable independent third party accountant with at least [***] years’ experience in commercial real estate accounting and auditing in the Washington, DC region (the “Accountant’’). If the parties cannot agree on the Accountant, each shall within [***] days after such impasse appoint an Accountant (different from the accountant and accounting firm that conducted the Independent Review) and, within [***] days after the appointment of both such Accountants, those two Accountants shall select a third (which cannot be the accountant and accounting firm that conducted the Independent Review). If either party fails to timely appoint an Accountant, then the Accountant the other party appoints shall be the sole Accountant. Within ten [***] after appointment of the Accountant(s), Landlord and Tenant shall each simultaneously give the Accountants (with a copy to the other party) its determination of Operating Expenses, with such supporting data or information as each submitting party determines appropriate. Within [***] days after such submissions, the Accountants shall by majority vote select either Landlord’s or Tenant’s determination .of Operating Expenses. The Accountants may not select or designate any other determination of Operating Expenses. The determination of the Accountant(s) shall bind the parties. If the parties agree or the Accountant(s) determine that Tenant’s Pro Rata Share of Operating Expenses actually paid for the calendar year in question exceeded Tenant’s obligations for such calendar year, then Landlord shall, at Tenant’s option, either (a) credit the excess to the next succeeding installments of estimated Additional Rent or (b) pay the excess to Tenant within [***] days after delivery of such results. If the parties agree or the Accountant(s) determine that Tenant’s payments of Tenant’s Pro Rata Share of Operating Expenses for such calendar year were less than Tenant’s obligation for the calendar year, then Tenant shall pay the deficiency to Landlord within [***] days after delivery of such results. If the Independent Review reveals or the Accountant(s) determine that the Operating Expenses billed to Tenant by Landlord and paid by Tenant to Landlord for the applicable calendar year in question exceeded by more than [***] percent ([***]%) what Tenant should have been billed during such calendar year, then Landlord shall pay the reasonable cost of the Independent Review and the review by the Accountant(s). In all other cases, Tenant shall pay the cost of the Independent Review.
9.4Tenant shall be responsible for the costs of any services or utilities incurred by Tenant and attributable to the time period prior to the Term Commencement Date. Tenant’s responsibility for Tenant’s Pro Rata Share of Operating Expenses shall continue until the expiration of the Lease Term or the earlier termination of this Lease.
9.5Operating Expenses for the calendar year in which Tenant’s obligation to share therein commences and for the calendar year in which such obligation ceases shall be prorated on a basis reasonably determined by Landlord. Expenses such as taxes, assessments and insurance premiums that are incurred for an extended time period shall be prorated based upon the time periods to which they apply so that the amounts attributed to the Premises relate in a reasonable manner to the time period wherein Tenant has an obligation to share in Operating Expenses.
9.6In the event that Tenant reasonably believes it is entitled to reimbursements from Landlord pursuant to the terms of this Lease, then, within [***] days after the end of each calendar month, Tenant shall submit to Landlord an invoice, or, in the event an invoice is not available, an itemized list, of all costs and expenses that (a) Tenant has incurred (either internally or by employing third parties) during the prior month and (b) for which Tenant reasonably believes it is entitled to reimbursements from Landlord pursuant to the terms of this Lease.
9.7[intentionally deleted]
9.8So long as Tenant has not assigned the Lease, Tenant shall have the exclusive right to contest applicable taxes included in Operating Expenses, at Tenant’s sole cost and expense, and Landlord shall reasonably cooperate with Tenant with respect to such contest, provided Landlord shall not be required to incur any costs or liability in connection with the same.
9.9In the event that Tenant delivers a Turnover Notice (as defined below), for each year following the Turnover Date (as defined below), Landlord shall deliver to Tenant a reasonably itemized budget for the Building and for the Common Areas (the “Operating Budget”) setting forth Landlord’s good faith reasonable estimate of the Operating Expenses for the following partial or full calendar year, respectively, it being agreed that Landlord shall provide such estimate by no later than [***] days prior to the calendar year. Upon Tenant’s request from time to time within the final [***] days of each calendar year, Landlord shall provide Tenant with Landlord’s then-current good faith estimate (i.e., then-current working draft) of the Operating Budget for the next following calendar year. Tenant acknowledges that the Operating Budget is simply Landlord’s good faith estimate of Operating Expenses and shall in no event operate to restrict or prohibit Landlord from including in Operating Expenses amounts or categories of expenses that are not reflected on such Operating Budget. If Tenant has any comments regarding the Operating Budget, Tenant shall notify Landlord thereof within [***] days after Landlord’s delivery of such Operating Budget (which notice shall also set forth Tenant’s comments with reasonable particularity), with the failure of Tenant to do the same within such [***] day period being deemed an approval by Tenant thereof. Landlord and Tenant shall discuss the line items in the Operating Budget (or items desired to be added to or deleted from such budget) with respect to which Tenant has commented and the amounts allocated to each line item. Landlord shall consider in good faith the budget changes proposed by Tenant. In the event that the Operating Expenses which are within the control and discretion of Landlord (the “Controllable Operating Expenses”) exceed the Controllable Operating Expenses for the prior year of the Term by [***] percent ([***]%) or more, that portion of the Operating Budget relating to such Controllable Operating Expenses shall be subject to Tenant’s approval (not to be unreasonably withheld, conditioned or delayed); provided, however, neither Landlord nor Tenant shall be required to consent to any such change (or to any resulting variation in the types or levels of services provided by Landlord) that (a) is inconsistent with the operation and management practices of landlords of Comparable Buildings or (b) Landlord reasonably determines may have an adverse effect on the Building structure or cause the Building to fail to comply with Applicable Laws. In the event that Tenant is entitled to approve the Controllable Operating Expenses set forth in the Operating Budget pursuant to the foregoing sentence, and Tenant fails to respond to Landlord within     [***] days of Landlord’s delivery to Tenant of the Operating Budget, Tenant shall be deemed to have approved of the Operating Budget and such Controllable Operating Expenses. If Landlord determines that an Operating Budget was incorrect by a material amount, Landlord shall endeavor to provide Tenant with a revised Operating Budget; provided that such revised Operating Budget shall be accompanied by a good faith explanation of any increased amounts set forth thereon.
10.Taxes on Tenant’s Property.
10.1Tenant shall pay prior to delinquency any and all taxes levied against any personal property or trade fixtures placed by Tenant in or about the Premises.
10.2If any such taxes on Tenant’s personal property or trade fixtures are levied against Landlord or Landlord’s property or, if the assessed valuation of the Building, the Property or the Project is increased by inclusion therein of a value attributable to Tenant’s personal property or trade fixtures, and if Landlord, after written notice to Tenant, pays the taxes based upon any such increase in the assessed value of the Building, the Property or the Project, then Tenant shall, upon demand, repay to Landlord the taxes so paid by Landlord.
10.3If any improvements in or alterations to space in the Lower Campus leased by other tenants at the Project, whether owned by Landlord or such other tenant and whether or not affixed to the real property so as to become a part thereof, are assessed for real property tax purposes at a valuation higher than the valuation at which improvements conforming to Landlord’s building standards (the “Building Standard”), then the real property taxes and assessments levied against Landlord or the Building, the Property or the Project by reason of such excess assessed valuation shall not be included in Operating Expenses. If the records of the County Assessor are available and sufficiently detailed to serve as a basis for determining whether said improvements or alterations are assessed at a higher valuation than the Building Standard, then such records shall be binding on both Landlord and Tenant.
11.Security Deposit.
11.1Tenant shall deposit with Landlord, on or before the Execution Date, the sum set forth in Section 2.6 (the “Security Deposit”), which sum shall be held by Landlord as security for the faithful performance by Tenant of all of the terms, covenants and conditions of this Lease to be kept and performed by Tenant during the Term. If Tenant defaults (after applicable notice and cure periods) with respect to any provision of this Lease, including any provision relating to the payment of Rent, then Landlord may (but shall not be required to) use, apply or retain all or any part of the Security Deposit for the payment of any Rent or any other sum in default (after applicable notice and cure periods), or to compensate Landlord for any other loss or damage that Landlord may suffer by reason of such default. If, at any time prior to the date that is [***] days prior to the expiration of the Term, any portion of the Security Deposit is so used or applied, then Tenant shall, within [***] business days following demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount, and Tenant’s failure to do so shall be a material breach of this Lease. The provisions of this Article shall survive the expiration or earlier termination of this Lease.
11.2In the event of bankruptcy or other debtor-creditor proceedings against Tenant, the Security Deposit shall be deemed to be applied first to the payment of Rent and other charges due Landlord for all periods prior to the filing of such proceedings.
11.3Landlord may deliver to any purchaser of Landlord’s entire interest in the Premises the Security Deposit delivered hereunder by Tenant, and, upon such purchaser’s agreement in writing to assume Landlord’s obligations under this Lease with respect to the Security Deposit, Landlord shall be discharged from any further liability with respect to such Security Deposit. This provision shall also apply to any subsequent transfers.
11.4The Security Deposit, or the remaining balance thereof following Landlord’s use, application or retention of the Security Deposit pursuant to Section 11.1, shall be returned to Tenant (or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder) within thirty (30) days after the expiration or earlier termination of this Lease.
11.5Intentionally Deleted.
11.6If the Security Deposit shall be in cash, Landlord shall hold the Security Deposit in an interest-bearing account at a federally-insured banking organization selected by Landlord; provided, however, that Landlord shall maintain a separate account for the Security Deposit, and shall not intermingle it with other funds of Landlord. Tenant shall be entitled to all interest and/or dividends, if any, accruing on the Security Deposit. Landlord shall not be required to credit Tenant with any interest for any period during which Landlord does not receive interest on the Security Deposit.
11.7The Security Deposit may be in the form of cash, a letter of credit or, to the extent acceptable to Landlord in its sole discretion, any other security instrument. Tenant may at any time, except when Tenant is in Default (as defined below), deliver a letter of credit (the “L/C Security’’) as the entire Security Deposit, as follows:
11.7.1.If Tenant elects to deliver L/C Security, then Tenant shall provide Landlord, and maintain in full force and effect throughout the Term and until the date that is two (2) months after the then-current Term Expiration Date, a letter of credit in the form of Exhibit E issued by an issuer reasonably satisfactory to Landlord, in the amount of the Security Deposit, with an initial term of at least one year. Notwithstanding the foregoing,

Tenant shall have the right at any time and from time to time during the Term to deliver a cash security deposit in lieu of the L/C Security upon not less than 30 days’ advance written notice to Landlord. Upon delivery of a cash security deposit by Tenant to Landlord in lieu of the L/C Security, Landlord shall promptly return the original L/C Security to Tenant. Landlord may require the L/C Security to be re-issued by a different issuer at any time during the Term if Landlord reasonably believes that the issuing bank of the L/C Security is or may soon become insolvent; provided, however, Landlord shall return the existing L/C Security to the existing issuer immediately upon receipt of the substitute L/C Security. If any issuer of the L/C Security shall become insolvent or placed into FDIC receivership, then Tenant shall within [***] days thereafter deliver to Landlord (without the requirement of notice from Landlord) substitute L/C Security issued by an issuer reasonably satisfactory to Landlord, and otherwise conforming to the requirements set forth in this Article. As used herein with respect to the issuer of the L/C Security, “insolvent” shall mean the determination of insolvency as made by such issuer’s primary bank regulator (i.e., the state bank supervisor for state chartered banks; the OCC or OTS, respectively, for federally chartered banks or thrifts; or the Federal Reserve for its member banks).
11.7.2.If Tenant delivers to Landlord L/C Security conforming to the requirements set forth in this Article in place of the entire Security Deposit, Landlord shall remit to Tenant any cash Security Deposit Landlord previously held within ten (10) business days after such delivery.
11.7.3.Landlord may draw upon the L/C Security, and hold and apply the proceeds in the same manner and for the same purposes as the Security Deposit, if: (i) an uncured Default exists; (ii) as of the date [***] days before any L/C Security expires (even if such scheduled expiry date is after the Term Expiration Date but the same must be before the outside expiry date required hereunder) Tenant has not delivered to Landlord an amendment or replacement for such L/C Security, reasonably satisfactory to Landlord, extending the expiry date to the earlier of (1) [***] months after the then-current Term Expiration Date or (2) the date [***] after the then-current expiry date of the L/C Security; (iii) the L/C Security provides for automatic renewals, Landlord asks the issuer to confirm the current L/C Security expiry date, and the issuer fails to do so within [***] business days; or (iv) Tenant fails to pay (when and as Landlord reasonably requires) any bank charges for Landlord’s transfer of the L/C Security; or (v) the issuer of the L/C Security ceases, or announces that it will cease, to maintain an office in the United States of America where Landlord may present drafts under the L/C Security (and fails to permit drawing upon the L/C Security by overnight courier or facsimile). This Section does not limit any other provisions of this Lease allowing Landlord to draw the L/C Security under specified circumstances.
11.7.4.Tenant shall not seek to enjoin, prevent, or otherwise interfere with Landlord’s draw under L/C Security, even if it violates this Lease. Tenant acknowledges that the only effect of a wrongful draw would be to substitute a cash Security Deposit for L/C Security, causing Tenant no legally recognizable damage. Landlord shall hold the proceeds of any draw in the same manner and for the same purposes as a cash Security Deposit. In the event of a wrongful draw, the parties shall cooperate to allow Tenant to post replacement L/C Security simultaneously with the return to Tenant of the wrongfully drawn sums, and Landlord shall upon request confirm in writing to the issuer of the L/C Security that Landlord’s draw was erroneous.
11.7.5.If Landlord transfers its interest in the Premises, then Tenant shall at Tenant’s expense, within [***] business days after receiving a request from Landlord, deliver (and, if the issuer requires, Landlord shall consent to) an amendment to the L/C Security naming Landlord’s grantee as substitute beneficiary. If the required Security Deposit changes while L/C Security is in force, then Tenant shall deliver (and, if the issuer requires, Landlord shall consent to) a corresponding amendment to the L/C Security.
12.Use.
12.1Tenant shall use the Premises for the purpose set forth in Section 2.7, and shall not use the Premises, or permit or suffer the Premises to be used, for any other purpose without Landlord’s prior written consent, which consent Landlord may withhold in its sole and absolute discretion.
12.2Tenant shall not use or occupy the Premises in violation of Applicable Laws; zoning ordinances; or the certificate of occupancy issued for the Building or the Project, and shall, upon [***] days’ written notice from Landlord, discontinue any use of the Premises that is declared or claimed by any Governmental Authority having jurisdiction to be a violation of any of the above. Tenant shall comply with any direction of any Governmental Authority having jurisdiction that shall, by reason of the nature of Tenant’s use or occupancy of the Premises, impose any duty upon Tenant or Landlord with respect to the Premises or with respect to the use or occupation thereof.
12.3Tenant shall not do or permit to be done anything that will (a) invalidate or (b) increase the cost of (unless Tenant agrees to pay for the same), any fire, environmental, extended coverage or any other insurance policy covering the Building or the Project, and shall comply with all rules, orders, regulations and requirements of the insurers of the Building and the Project, and Tenant shall promptly, upon demand, reimburse Landlord for any additional premium charged for such policy by reason of Tenant’s failure to comply with the provisions of this Article.
12.4Tenant shall, upon termination of this Lease, return to Landlord all keys to offices and restrooms either furnished to or otherwise procured by Tenant. In the event any key so furnished to Tenant is lost, Tenant shall pay to Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such change.
12.5No awnings or other projections shall be attached to any outside wall of the Building other than those existing as of the date hereof. Neither the interior nor exterior of any windows shall be coated or otherwise sunscreened without Landlord’s prior written consent. No equipment, furniture or other items of personal property other than those in existence as of the date hereof shall be placed on any exterior balcony without Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

12.6Tenant shall be entitled to building signage for the Premises, inside and outside the Building and on the Property (“Signage”), at Tenant’s sole discretion and expense, subject to all Applicable Laws. AJ] existing Signage is hereby approved by Landlord. For any Signage, Tenant shall, at Tenant’s own cost and expense, (a) acquire all permits for such Signage in compliance with Applicable Laws and (b) design, fabricate, install and maintain such Signage in a first-class condition. The existing directory tablet shall be provided exclusively for the display of the name and location of tenants only.
12.7Tenant shall only place equipment within the Premises with floor loading consistent with the Building’s structural design without Landlord’s prior written approval, and such equipment shall be placed in a location designed to carry the weight of such equipment.
12.8Subject to Section 22, Tenant shall cause any equipment or machinery to be installed in the Premises so as to reasonably prevent sounds or vibrations therefrom from extending into the Common Areas or other buildings in the Project.
12.9Tenant shall not (a) do or permit anything to be done in or about the Premises that shall in any way unreasonably interfere with the rights of other tenants or occupants of the Project, (b) use or allow the Premises to be used for unlawful purposes, (c) cause, maintain or permit any nuisance or waste in, on or about the Project or (d) take any other action that would in Landlord’s reasonable determination in any manner adversely affect other tenants’ quiet use and enjoyment of their space or adversely impact their ability to conduct business in a professional and suitable work environment. Landlord shall use commercially reasonable efforts to apply similar standards on other tenants in the Project for the benefit of the Tenant.
12.10Notwithstanding any other provision herein to the contrary, Tenant shall be responsible for all liabilities, costs and expenses arising out of or in connection with the compliance of the Premises with the Americans with Disabilities Act, 42 U.S.C. § 12101, et seq., and any state and local accessibility laws, codes, ordinances and rules (collectively, and together with regulations promulgated pursuant thereto, the “ADA”), provided that: (a) if ADA compliance requires alteration of the Premises from its condition as of the Term Commencement Date due to a change in the ADA or the enforcement thereof which takes effect after the Term Commencement Date; (b) such ADA compliance is not required as the result of any Alterations made by Tenant after the Term Commencement Date; and (c) such alteration of the Premises is considered capital in nature in accordance with generally accepted accounting principles, then Landlord shall be responsible for performing such alterations, the cost for which shall be considered an Operating Expense and shall be amortized in accordance with Article 9. The provisions of this Section shall survive the expiration or earlier termination of this Lease.
13.Rules and Regulations, CC&Rs, Parking Facilities and Common Areas.
13.1Tenant shall have the non-exclusive right, in common with other tenants of the Project, to use the Common Areas, subject to the rules and regulations adopted by Landlord and attached hereto as Exhibit F, together with such other reasonable and nondiscriminatory rules and regulations as are hereafter promulgated by Landlord in its reasonable discretion (the “Rules and Regulations”). Tenant shall faithfully observe and comply with the Rules and Regulations. To the extent the Rules and Regulations conflict with the terms of this Lease, then the terms of this Lease shall prevail. Landlord shall not be responsible to Tenant for the violation or non-performance by any other tenant or any agent, employee or invitee thereof of any of the Rules and Regulations.
13.2This Lease is subject to any recorded covenants, conditions or restrictions on the Project or Property (the “CC&Rs”), as the same may be amended, amended and restated, supplemented or otherwise modified from time to time; provided that any such amendments, restatements, supplements or modifications do not materially modify Tenant’s rights or obligations hereunder. Tenant shall comply with the CC&Rs.
13.3Tenant shall have an exclusive license to use up to [***] of the parking spaces serving the Premises (equal to [***] parking spaces per [***] rentable square feet of the Premises), at no cost to Tenant during the Term, in the area shown on Exhibit B.
13.4Landlord reserves the right to modify the Common Areas, including the right to add or remove exterior and interior landscaping and to subdivide real property, provided the same does not unreasonably interfere with Tenant’s use of the Premises. Tenant acknowledges that Landlord specifically reserves the right to allow the exclusive use of corridors and restroom facilities located on specific floors to one or more tenants occupying such floors of the Lower Campus; provided, however, that Tenant or its subtenants or assigns shall have exclusive use of the corridors, restrooms, lobbies, entryways, and patios that serve the Premises.
14.Project Control by Landlord.
14.1Landlord reserves full control over the Building and the Project to the extent not inconsistent with Tenant’s rights under this Lease. This reservation includes Landlord’s right to subdivide the Project; convert the Lower Campus to condominium units; grant easements and licenses to third parties provided that no such easement or license materially and adversely affects Tenant’s use or occupancy of the Premises for the Permitted Use; maintain or establish ownership of the Building separate from fee title to the Property; make additions to or reconstruct portions of the Lower Campus provided the same does not unreasonably interfere with Tenant’s use of the Premises; install, use, maintain, repair, replace and relocate for service to the Premises and other parts of the Building or the Project pipes, ducts, conduits, wires and appurtenant fixtures, wherever located in the Premises, the Building or elsewhere at the Project, provided the same does not materially and adversely interfere with Tenant’s use of the Premises; and alter or relocate any other Common Area or facility, including private drives, lobbies and entrances located on the Lower Campus provided the same does not unreasonably interfere with Tenant’s use of the Premises.
14.2Subject to the provisions of Article 43 and Section 31.14, possession of areas of the Premises necessary for utilities, services, safety and operation of the Building is reserved to Landlord.
14.3Tenant shall, at Landlord’s request, promptly execute such further documents as may be reasonably appropriate to assist Landlord in the performance of its obligations hereunder; provided that Tenant need not execute any document that creates additional liability for Tenant, that imposes additional obligations on Tenant or that deprives Tenant of the quiet enjoyment and use of the Premises as provided for in this Lease.
14.4Landlord may, at any and all reasonable times during non-business hours (or during business hours if Tenant so requests), and upon twenty-four (24) hours’ prior notice (provided that no time restrictions shall apply or advance notice be required if an emergency necessitates immediate entry), enter the Premises to (a) inspect the same and to determine whether Tenant is in compliance with its obligations hereunder, (b) supply any service Landlord is required to provide hereunder, (c) show the Premises to prospective purchasers or tenants during the final year of the Term, (d) post notices of non-responsibility, (e) access the telephone equipment, electrical substation and fire risers and (f) alter, improve or repair any portion of the Building other than the Premises and other than areas for which access to the Premises is reasonably necessary. In connection with any such alteration, improvement or repair as described in Subsection 14.4(f). Landlord may erect in the Premises or elsewhere in the Project scaffolding and other structures reasonably required for the alteration, improvement or repair work to be performed, provided the same does not materially and adversely impair Tenant’s use of the Premises. In no event shall Tenant’s Rent abate as a result of Landlord’s activities pursuant to this Section; provided, however, that all such activities shall be conducted in such a manner so as to cause as little interference to Tenant as is reasonably possible. Landlord shall at all times retain a key with which to unlock all of the doors in the Premises. If an emergency necessitates immediate access to the Premises, Landlord may use whatever force is necessary to enter the Premises, and any such entry to the Premises shall not constitute a forcible or unlawful entry to the Premises, a detainer of the Premises, or an eviction of Tenant from the Premises or any portion thereof.
15.Quiet Enjoyment. So long as Tenant is not in default under this Lease after applicable notice and cure periods, Landlord or anyone acting through or under Landlord shall not disturb Tenant’s occupancy of the Premises, except as permitted by this Lease.
16.Utilities and Services. The parties acknowledge that Tenant shall initially be responsible for the utilities and services to the Premises including, without limitation, the utilities and services listed as Tenant’s responsibility on Exhibit J attached hereto and incorporated herein by reference, and that Landlord’s responsibilities under this Article 16 do not arise until after the Turnover Date (or unless otherwise specifically set forth herein).
16.1Landlord shall provide the following services and utilities to the Premises to a standard consistent with those provided to Comparable Buildings: the following services shall be provided 24 hours per day, 7 days per week, 365 days per year unless Tenant elects to reduce such hours: hot and cold water; gas; heat, ventilation and air conditioning; light; telephone; fire and life safety; electricity; sewer; other utilities; security system services existing as of the Term Commencement Date. In addition, Landlord shall provide cleaning (internal and external) and trash removal at reasonable times or as otherwise mutually agreed to by Landlord and Tenant (provided Landlord shall use commercially reasonable efforts to provide internal cleaning and trash removal after 5:00 p.m. on weekdays); extermination and pest control at appropriate intervals; snow removal from sidewalks, drives, and entrances at reasonable times or as otherwise mutually agreed to by Landlord and Tenant (provided Landlord shall use commercially reasonable efforts to provide such snow removal prior to 7:00 a.m.

on any weekday or weekend day); elevator service with at least one (1) elevator in service and operational at all times; and access to the Premises (including, without limitation, the Building and the parking facilities) twenty-four (24) hours per day, three hundred sixty-five (365) days per year. Tenant shall pay for the foregoing along with any fees, surcharges and taxes thereon. If any such utility is not separately metered to Tenant, Tenant shall pay a reasonable proportion (to be determined by Landlord based on Tenant’s usage) of all charges of such utility jointly metered with other premises in the Building as part of Tenant’s Pro Rata Share of Operating Expenses or, in the alternative, Landlord may, at its option, monitor the usage of such utilities by Tenant and pay the cost of purchasing, installing and monitoring such metering equipment, which cost shall be paid by Landlord. Notwithstanding the foregoing, during the Lease Term, Landlord and Tenant shall discuss, on an annual basis, the scope of services and utilities to be provided to Tenant under this Lease and Tenant shall have the right to request and Landlord shall consider in good faith any request for adjustment in the amount and/or quality of services and utilities provided Tenant confirms that it shall pay the costs of the same as Operating Expenses.
16.2Except with respect to the gross negligence or intentional misconduct of Landlord, its contractors, employees or agents, Landlord shall not be liable for, nor shall any eviction of Tenant result from, the failure to furnish any utility or service Landlord is required to provide pursuant to this Lease, whether or not such failure is caused by accident; breakage; repair; strike, lockout or other labor disturbance or labor dispute of any character; act of terrorism; shortage of materials, which shortage is not unique to Landlord or Tenant, as the case may be; governmental regulation, moratorium or other governmental action, inaction or delay; or other causes beyond Landlord’s control (collectively, “Force Majeure”). In the event of such failure, Tenant shall not be entitled to termination of this Lease or any abatement or reduction of Rent, nor shall Tenant be relieved from the operation of any covenant or agreement of this Lease. Landlord shall exercise reasonable diligence and good faith efforts to remedy any interruption, curtailment, stoppage or suspension of services, utilities or systems, and if any interruption of the services, utilities or systems is caused by Landlord’s gross negligence or willful misconduct and shall continue for more than [***] business days and shall render any material portion of the Premises unusable for the purpose of conducting Tenant’s business as permitted under this Lease, then all Base Rent payable hereunder with respect to the affected portion of the Premises shall be abated for the period beginning on the sixth (6th) business day of such failure and shall continue until substantial use of the entire Premises is restored to Tenant. In addition, if any such interruption is caused by the gross negligence or willful misconduct of Landlord and such interruption renders a material portion of the Premises untenantable or reasonably unusable by Tenant for its business purposes, and Tenant, by reason thereof, cannot occupy all or such material portion of the Premises for [***] consecutive days or a total of [***], then Tenant shall have the right to terminate this Lease by giving notice to Landlord within [***] days after such [***] day period expires, and the parties shall have no further obligations to each other except for such obligations as are expressly stated in this Lease to survive the termination of this Lease.
16.3Tenant shall pay for, prior to delinquency of payment therefor, any utilities and services that may be furnished to the Premises during or, if Tenant occupies the Premises after the expiration or earlier termination of the Term, after the Term, beyond those utilities required to be provided by Landlord pursuant to this Lease, including telephone, internet service, cable television and other telecommunications, together with any fees, surcharges and taxes thereon. Upon Landlord’s demand, utilities and services provided to the Premises that are separately metered shall be paid by Tenant directly to the supplier of such utilities or services.
16.4Regardless of whether a Turnover has occurred, Tenant .shall not, without Landlord’s prior written consent, use any device in the Premises (including data processing machines) that will in any way (a) increase the amount of ventilation, air exchange, gas, steam, electricity or water beyond the existing capacity of the Building or the Project as proportionately allocated to the Premises based upon Tenant’s Pro Rata Share of the Common Areas; or (b) exceed Tenant’s Pro Rata Share of the Building’s or Project’s (as applicable) capacity to provide such utilities or services, unless Tenant makes alterations to the same to permit such device and agrees to pay any increased costs in connection therewith, provided Tenant shall obtain Landlord’s prior approval with respect to any such alterations (unless such alterations constitute Cosmetic Alterations), such approval not to be unreasonably withheld, conditioned or delayed.
16.5Landlord shall ensure that the Project will be managed and operated in accordance with comparable standards of quality followed in Comparable Buildings and Landlord shall take reasonable efforts to advise Tenant of all status changes relating to the management personnel for the Building.
16.6Landlord shall provide hot and cold water in the Premises for drinking, lavatory, kitchen, toilet and ordinary cleaning purposes only; provided, however, that if Landlord determines that Tenant requires, uses or consumes water for any purpose other than such purposes, Landlord may install a water meter. Landlord shall keep said meter and installation equipment in good working order and repair at Landlord’s sole cost and expense. Tenant agrees to pay for water consumed, as shown on said meter, as and when bills are rendered. If Tenant fails to timely make such payments, Landlord may pay such charges and collect the same from Tenant. Any such costs or expenses incurred, or payments made by Landlord for any of the reasons or purposes hereinabove stated, shall be deemed to be Additional Rent payment by Tenant and collectible by Landlord as such.
16.7Regardless of whether or not a Turnover has occurred, provided Landlord does not unreasonably interfere with Tenant’s use of the Premises and provided Landlord uses commercially reasonable efforts to provide such service again as soon as is reasonably possible after the cessation thereof, Landlord reserves the right to stop service of the elevator, plumbing, ventilation, air conditioning and electric systems due to accident, emergency or the need to make repairs, alterations or improvements, until such repairs, alterations or improvements shall have been completed, and Landlord shall further have no responsibility or liability for failure to supply elevator facilities, plumbing, ventilation, air conditioning or electric service when prevented from doing so by Force Majeure; a failure by a third party to deliver gas, oil or another suitable fuel supply; or Landlord’s inability by exercise of reasonable diligence to obtain gas, oil or another suitable fuel. Without limiting the foregoing, it is expressly understood and agreed that any covenants on Landlord’s part to furnish any service pursuant to any of the terms, covenants, conditions, provisions or agreements of this Lease, or to perform any act or thing for the benefit of Tenant, shall not be deemed breached if Landlord is unable to furnish or perform the same by virtue of Force Majeure.

16.8For the Premises, Landlord shall (a) maintain and operate the heating, ventilating and air conditioning systems used for the standard office and R&D only, including HVAC related to laboratory fixtures and equipment (“HVAC”) and (b) subject to clause (a) above, furnish HVAC as reasonably required (except as this Lease otherwise provides) for reasonably comfortable occupancy of the Premises twenty-four (24) hours a day, every day during the Term, subject to casualty, eminent domain or as otherwise specified in this Article. Notwithstanding anything to the contrary in this Section, Landlord shall have no liability, and Tenant shall have no right or remedy, on account of any interruption or impairment in HVAC services except as set forth to the contrary in this Lease; provided that Landlord diligently endeavors to cure any such interruption or impairment as soon as the same occurs. Any existing supplemental HVAC systems are hereby approved. Tenant shall have the right to install additional supplemental HVAC units in the Premises and to connect to the Building’s chiller/condenser system, subject to the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed.
16.9Throughout the Term, Tenant shall be permitted to provide supplemental security services for the Building, subject to Landlord’s prior written consent, such consent not to be unreasonably withheld, conditioned or delayed, including without limitation the right to (i) mount, operate and modify from time to time the security systems serving the Building and in particular the security cameras located on the exterior of the Building, (ii) operate, modify from time to time, remove and/or replace the deionized water system serving the Building and (iii) operate, modify from time to time, remove and/or replace the fire/life/safety systems serving the Building. Landlord and Tenant each agree to cooperate with the other to coordinate the security it provides with any security provided by the other.
16.10For any utilities serving the Premises for which Tenant is billed directly by such utility provider, Tenant agrees to furnish to Landlord (a) any invoices or statements for such utilities within [***] days after Tenant’s receipt thereof, (b) within [***] days after Landlord’s request, any other utility usage information reasonably requested by Landlord, and (c) within [***] days after each calendar year during the Term, an ENERGY STAR® Statement of Performance (or similar comprehensive utility usage report (e.g., related to Labs 21), if requested by Landlord) to the extent available to Tenant at minimal cost and any other information reasonably requested by Landlord for the immediately preceding year. Tenant shall retain records of utility usage at the Premises, including invoices and statements from the utility provider, for at least [***] months, or such other shorter period of time as may be requested by Landlord. Tenant acknowledges that any utility information for the Premises, the Building and the Project may be shared with third parties, including Landlord’s consultants and Governmental Authorities. In the event that Tenant fails to comply with this Section, Tenant hereby authorizes Landlord to collect utility usage information directly from the applicable utility providers.
17.Alterations.
17.1Tenant shall make no alterations, additions or improvements in or to the Premises or engage in any construction, demolition, reconstruction, renovation, or other work (whether major or minor) of any kind in, at, or serving the Premises (“Alterations”) without Landlord’s prior written approval, which approval Landlord shall not unreasonably withheld, conditioned or delayed;

provided, however, that in the event any proposed Alteration affects (a) any structural portions of the Building, including exterior walls, roof, foundation, foundation systems (including barriers and subslab systems), or core of the Building, (b) the exterior of the Building or (c) any Building systems, including elevator, plumbing, air conditioning, heating, electrical, security, life safety and power, then Landlord may withhold its approval with respect thereto in its sole and absolute discretion. Tenant shall, in making any such Alterations, use only those architects, contractors, suppliers and mechanics of which Landlord has given prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed. In seeking Landlord’s approval, Tenant shall provide Landlord, at least fourteen (14) days in advance of any proposed construction, with plans, specifications, bid proposals, certified stamped engineering drawings and calculations by Tenant’s engineer of record or architect or record, (including connections to the Building’s structural system, modifications to the Building’s envelope, non-structural penetrations in slabs or walls, and modifications or tie-ins to life safety systems), work contracts, requests for laydown areas and such other information concerning the nature and cost of the Alterations as Landlord may reasonably request. Notwithstanding the foregoing, Tenant may make strictly cosmetic changes to the Premises (“Cosmetic Alterations”) without Landlord’s consent; provided that (y) the cost of any Cosmetic Alterations does not exceed [***] in any one instance or [***] in any twelve-month period, (z) such Cosmetic Alterations do not (i) require any structural modifications to the Premises, (ii) require any changes to, or adversely affect, the Building systems, (iii) affect the exterior of the Buildings or (iv) trigger any requirement under Applicable Laws that would require Landlord to make any alteration or improvement to the Premises, the Building or the Project. Tenant shall give Landlord at least [***] days’ prior written notice of any Cosmetic Alterations.
17.2Tenant shall not construct or permit to be constructed partitions or other obstructions that might interfere with free access to mechanical installation or service facilities of the Building or with other tenants’ components located within the Building, or interfere with the moving of Landlord’s equipment to or from the enclosures containing such installations or facilities.
17.3Tenant shall accomplish any work performed on the Premises or the Building in such a manner as to permit any life safety systems to remain fully operable at all times.
17.4Any work performed on the Premises, the Building or the Project by Tenant or Tenant’s contractors shall be done at such times and in such manner as Landlord may from time to time reasonably designate. Tenant covenants and agrees that all work done by Tenant or Tenant’s contractors shall be performed in full compliance with Applicable Laws. Within [***] days after completion of any Alterations, Tenant shall provide Landlord with complete “as-built” drawing print sets and electronic CADD files on disc (or files in such other current format in common use as Landlord reasonably approves or requires) showing any changes in the Premises.
17.5Before commencing any work, Tenant shall give Landlord at least [***] business days’ prior written notice of the proposed commencement of such work; provided, however, in the event that the deadline for Landlord to post any notices of nonresponsibility or similar notices requires more advance notice, Tenant shall provide Landlord with prior written notice at least [***] business days’ prior to such deadline. If the work is anticipated to cost more than $[***], and if required by Landlord, Tenant shall secure, at Tenant’s own cost and expense, a completion and lien indemnity bond satisfactory to Landlord for said work (unless said work relates to Cosmetic Alterations).
17.6All Alterations, fixtures, equipment, additions, improvements and Signage, permanently attached to or built into the Premises and not listed on Exhibit H attached hereto shall become the property of Landlord upon the expiration or earlier termination of the Term, and shall remain upon and be surrendered with the Premises as a part thereof; provided, Landlord shall have the right to notify; Tenant, at the time Landlord provides its consent to any Alteration, that Tenant shall be required to remove such Alteration upon the expiration or earlier termination of the Term. Tenant shall have the right to deliver an updated Exhibit H from time to time, which Exhibit H shall be deemed to replace the Exhibit H attached hereto, provided such updates shall be subject to the prior written approval of Landlord, such approval not to be unreasonably withheld, conditioned or delayed. The Premises shall at all times remain the property of Landlord and shall be surrendered to Landlord upon the expiration or earlier termination of this Lease. All such Alterations, fixtures, equipment, additions, improvements and Signage installed by or under Tenant shall be the property of Landlord.
17.7Tenant shall repair any damage to the Premises caused by Tenant’s removal of any property from the Premises. During any such restoration period, Tenant shall pay Rent to Landlord as provided herein as if said space were otherwise occupied by Tenant. The provisions of this Section shall survive the expiration or earlier termination of this Lease.
17.8Except as to those items listed on Exhibit H attached hereto, all business and trade fixtures, machinery and equipment, built-in furniture and cabinets, together with all additions and accessories thereto, installed in and upon the Premises and owned by Tenant as of the date of this Lease shall be and remain the property of Tenant and shall not be moved by Tenant at any time during the Term (unless the same is replaced with items of reasonably equivalent value). If Tenant shall fail to remove any of its effects from the Premises which are not required to stay in the Premises under the terms of this Lease prior to or upon the termination of this Lease, then upon prior written notice to Tenant Landlord may, at its option, remove the same in any manner that Landlord shall choose and store said effects without liability to Tenant for loss thereof or damage thereto, and Tenant shall pay Landlord, upon demand, any costs and expenses incurred due to such removal and storage or Landlord may, at its sole option and without notice to Tenant, sell such property or any portion thereof at private sale and without legal process for such price as Landlord may obtain and apply the proceeds of such sale against any (a) amounts due by Tenant to Landlord under this Lease and (b) any expenses incident to the removal, storage and sale of said personal property, with the balance thereafter being paid to Tenant.
17.9Notwithstanding any other provision of this Article to the contrary, in no event shall Tenant remove any improvement from the Premises as to which Landlord contributed payment without Landlord’s prior written consent, which consent Landlord may withhold in its sole and absolute discretion, unless the same is replaced with an equivalent value improvement.
17.10Tenant shall pay to Landlord an amount equal to [***] percent ([***]%) of the actual costs to Tenant of all changes installed by Tenant or its contractors or agents which require Landlord’s approval, which costs will include the actual third party out-of-pocket costs incurred by Landlord in connection therewith (but not in excess of $1.00 per rentable square foot of the Premises), to cover Landlord’s overhead and expenses for plan review, coordination, scheduling and supervision thereof. For purposes of payment of such sum, Tenant shall submit to Landlord copies of all bills, invoices and statements covering the costs of such charges, accompanied by payment to Landlord of the fee set forth in this Section. Tenant shall reimburse Landlord for any extra expenses incurred by Landlord by reason of faulty work done by Tenant or its contractors or by reason of inadequate clean-up.
17.11Within [***] days after final completion of any Alterations performed by Tenant with respect to the Premises, Tenant shall submit to Landlord documentation showing the amounts expended by Tenant with respect to such Alterations performed by Tenant with respect to the Premises, together with supporting documentation reasonably acceptable to Landlord.
17.12Tenant shall require its contractors and subcontractors performing work on the Premises to name Landlord and its affiliates and Lenders as additional insureds on their respective insurance policies.
18.Repairs and Maintenance.
18.1As further detailed on Exhibit J attached hereto and incorporated herein by reference, Landlord shall repair, replace and maintain in accordance with standards for comparable first-class buildings in the Rockville, Maryland area and in accordance with all Applicable Laws (a) the Common Areas, (b) the structural and exterior portions of the Building and the Project, including without limitation roofing and covering materials, foundations and exterior walls (collectively, the “Structural Building improvements”), and (c) upon Tenant’s request for a Turnover pursuant to Article 43, following the Turnover Date, the elevators and the base Building plumbing, fire and life safety, heating, ventilating, air conditioning, electrical, security and mechanical systems (collectively, the “Building System Improvements”).
18.2As further detailed on Exhibit J attached hereto and incorporated herein by reference, Tenant shall at Tenant’s sole cost and expense maintain and keep the Premises and every part thereof in good condition and repair, damage thereto from ordinary wear and tear excepted, it being understood and agreed by Landlord that ordinary wear and tear for purposes of this Lease shall mean operation of the Building and the Building systems 24 hours per day, 7 days per week, 365 days per year. Tenant shall, upon the expiration or sooner termination of the Term, surrender the Premises to Landlord in as good a condition as when received, ordinary wear and tear excepted; and shall remove all of Tenant’s personal property listed on Exhibit H attached hereto and incorporated herein by reference (which list may be updated from time to time by Tenant, subject to Landlord’s prior written approval, such approval not to be unreasonably withheld, conditioned or delayed), and repair any damage to the Premises caused thereby. Upon such surrender, Landlord shall have no obligation to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof.
18.3Except as otherwise set forth herein, Landlord shall not be liable for any failure to make any repairs or to perform any maintenance that is an obligation of Landlord except as set forth in Section 31.14.

18.4If any excavation shall be made upon land adjacent to the Building, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter the Premises for the purpose of performing such work as said person shall deem necessary or desirable to preserve and protect the Building from injury or damage and to support the same by proper foundations, without any claim for damages or liability against Landlord and without reducing or otherwise affecting Tenant’s obligations under this Lease, provided Tenant’s use of the Premises will not be materially and adversely interfered with in connection therewith.
18.5This Article relates to repairs and maintenance arising in the ordinary course of operation of the Building and the Project. In the event of a casualty described in Article 24, Article 24 shall apply in lieu of this Article. In the event of eminent domain, Article 25 shall apply in lieu of this Article.
18.6Costs incurred by Landlord pursuant to this Article shall constitute Operating Expenses, unless such costs are incurred due in whole or in part to any act, neglect, fault or omissions of Tenant or its employees, agents, contractors or invitees, in which case Tenant shall pay to Landlord the cost of such repairs and maintenance.
19.Liens.
19.1Tenant shall keep the Premises, the Building and the Project free from any liens arising out of work performed by, materials furnished to or obligations incurred by Tenant. Tenant further covenants and agrees that any mechanic’s lien filed against the Premises, the Building or the Project for work claimed to have been done for, or materials claimed to have been furnished to, Tenant shall be discharged or bonded by Tenant within [***] days after the filing thereof, at Tenant’s sole cost and expense.
19.2Should Tenant fail to discharge or bond against any lien of the nature described in Section 19.1, Landlord may, at Landlord’s election, pay such claim or post a bond or otherwise provide security to eliminate the lien as a claim against title, and Tenant shall immediately reimburse Landlord for the costs thereof as Additional Rent. Tenant shall indemnify, save, defend (at Landlord’s option and with counsel reasonably acceptable to Landlord) and hold the Landlord Indemnitees harmless from and against any Claims arising from any such liens, including any administrative, court or other legal proceedings related to such liens.
19.3In the event that Tenant leases or finances the acquisition of trade fixtures, office equipment, furnishings or other personal property of a removable nature utilized by Tenant in the operation of Tenant’s business, Tenant warrants that any Uniform Commercial Code financing statement shall, upon its face or by exhibit thereto, indicate that such financing statement is applicable only to removable personal property of Tenant located within the Premises. In no event shall the address of the Premises, the Building or the Project be furnished on a financing statement without qualifying language as to applicability of the lien only to removable personal property located in an identified suite leased by Tenant. Should any holder of a financing statement record or place of record a financing statement that appears to constitute a lien against any interest of Landlord or against equipment that may be located other than within an identified suite leased by Tenant, Tenant shall, within [***] days after filing such financing statement, cause (a) a copy of the Lender security agreement or other documents to which the financing statement pertains to be furnished to Landlord to facilitate Landlord’s ability to demonstrate that the lien of such financing statement is not applicable to Landlord’s interest and (b) Tenant’s Lender to amend such financing statement and any other documents of record to clarify that any liens imposed thereby are not applicable to any interest of Landlord in the Premises, the Building or the Project.
20.Estoppel Certificate. Tenant shall, within [***] days after receipt of written notice from Landlord, execute, acknowledge and deliver a statement in Writing substantially in the form attached to this Lease as Exhibit I, or on any other form reasonably requested by a proposed Lender or purchaser, (a) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect) and the dates to which rental and other charges are paid in advance, if any, (b) acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed, and (c) setting forth such further factual information with respect to this Lease or the Premises as may be reasonably requested thereon. Any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the real property of which the Premises are a part. Tenant’s failure to deliver such statement within such the prescribed time shall, at Landlord’s option, constitute a Default (as defined below) under this Lease, and, in any event, shall be binding upon Tenant that the Lease is in full force and effect and without modification except as may be represented by Landlord in any certificate prepared by Landlord and delivered to Tenant for execution. Landlord shall, within [***] days after receipt of written notice from Tenant, execute, acknowledge and deliver a comparable certificate to Tenant as set forth above, provided Landlord’s failure to deliver such statement within such prescribed time shall not be deemed to be an acknowledgment by Landlord that the Lease is in full force and effect and without modification.
21.Hazardous Materials.
21.1Tenant shall not cause or permit any Hazardous Materials (as defined below) to be brought upon, kept or used in or about the Premises, the Building or the Project in violation of Applicable Laws by Tenant or its employees, agents, contractors or invitees. In the event that: (a) any Hazardous Materials are brought upon, kept or used in or about the Premises, the Building or the Project in violation of Applicable Laws by Tenant or its employees, agents, contractors or invitees at any time during the Term or any extension or renewal hereof or holding over hereunder, (b) the presence of Hazardous Materials is the result of Tenant’s breach of the covenants set forth in this Section 21.1 and results in contamination of the Project, any portion thereof, or any adjacent property, or (c) contamination of the Project, any portion thereof, or any adjacent property by Hazardous Materials otherwise occurs at any time during the Term or any extension or renewal hereof or holding over hereunder, then Tenant shall indemnify, save, defend (at Landlord’s option and with counsel reasonably acceptable to Landlord) and hold the Landlord Indemnitees harmless from and against any and all Claims, including (a) diminution in value of the Project or any portion thereof, (b) damages for the loss or restriction on use of rentable or usable space or of any amenity of the Project, (c) damages arising from any adverse impact on marketing of space in the Project or any portion thereof and (d) sums paid in settlement of Claims that arise prior to, during or after the Term as a result of such breach or contamination. This indemnification by Tenant includes costs incurred in connection with any investigation of site conditions or any clean-up, remedial, removal or restoration work required by any Governmental Authority because of

Hazardous Materials present in the air, soil or groundwater above, on or under or about the Project. Without limiting the foregoing, if the presence of any Hazardous Materials in, on, under or about the Project, any portion thereof or any adjacent property caused or permitted by Tenant results in any contamination of the Project, any portion thereof or any adjacent property, then Tenant shall promptly take all actions at its sole cost and expense as are necessary to return the Project, any portion thereof or any adjacent property to its respective condition existing prior to the time of such contamination; provided that Landlord’s written approval of such action shall first be obtained, which approval Landlord shall not unreasonably withhold; and provided, further, that it shall be reasonable for Landlord to withhold its consent if such actions could have a material adverse long-term or short-term effect on the Project, any portion thereof or any adjacent property. Nothing in the foregoing shall obligate Tenant to provide any indemnity with respect to periods prior to the Commencement Date.
21.2Landlord acknowledges that it is not the intent of this Article to prohibit Tenant from operating its business for the Permitted Use. Tenant may operate its business according to the custom of Tenant’s industry so long as the use or presence of Hazardous Materials is strictly and properly monitored in accordance with Applicable Laws. As a material inducement to Landlord to allow Tenant to use Hazardous Materials in connection with its business, Tenant agrees to deliver to Landlord upon the request of Landlord prior to the Term Commencement Date a list identifying each type of Hazardous Material to be present at the Project arid setting forth any and all governmental approvals or permits required in connection with the presence of such Hazardous Material at the Project (the “Hazardous Materials List”). Upon Landlord’s request, Tenant shall deliver to Landlord an updated Hazardous Materials List on or prior to each annual anniversary of the Term Commencement Date and shall also deliver an updated Hazardous Materials List before any new Hazardous Materials are brought to the Project. Tenant shall deliver to Landlord true and correct copies of the following documents (hereinafter referred to as the “Documents”) relating to the handling, storage, disposal and emission of Hazardous Materials prior to the Term Commencement Date or, if unavailable at that time, concurrently with the receipt from or submission to any Governmental Authority: permits; approvals; reports and correspondence; storage and management plans; notices of violations of Applicable Laws; plans relating to the installation of any storage tanks to be installed in, on, under or about the Project (provided that installation of storage tanks shall only be permitted after Landlord has given Tenant its written consent to do so, which consent Landlord may withhold in its sole and absolute discretion); and all closure plans or any other documents required by any and all Governmental Authorities for any storage tanks installed in, on, under or about the Project for the closure of any such storage tanks. Tenant shall not be required, however, to provide Landlord with any portion of the Documents containing information of a proprietary nature, which Documents, in and of themselves, do not contain a reference to any Hazardous Materials or activities related to Hazardous Materials. Upon Landlord’s written request, Tenant agrees that it shall enter into a written agreement with other tenants of the Project concerning the equitable allocation of fire control areas (as defined in the Uniform Building Code as adopted by the city or municipality(ies) in which the Project is located (the “UBC”)) within the Project for the storage of Hazardous Materials. In the event that Tenant’s use of Hazardous Materials is such that it utilizes fire control areas in the Project in excess of Tenant’s Pro Rata Share of the Building or Common Areas, as applicable, as set forth in Section 2.2, Tenant agrees that it shall, at its sole cost and expense and upon Landlord’s written request, establish and maintain a separate area of the Premises classified by the UBC as an “H” occupancy area for the use and storage of Hazardous Materials or take such other action as is necessary to ensure that its share of the fire control areas of the Building and the Project is not greater than Tenant’s Pro Rata Share of the Building or Common Areas, as applicable.
21.3At any time, and from time to time, prior to the expiration of the Term, Landlord shall have the right to conduct appropriate tests of the Project or any portion thereof to demonstrate that Hazardous Materials are present or that contamination has occurred due to Tenant or Tenant’s employees, agents, contractors or invitees. Tenant shall pay all reasonable costs of such tests if such tests reveal that Hazardous Materials exist at the Project in violation of this Lease.
21.4If underground or other storage tanks storing Hazardous Materials are located on the Premises or are hereafter placed on the Premises by any party, Tenant shall monitor the storage tanks, maintain appropriate records, implement reporting procedures, properly close any underground storage tanks, and take or cause to be taken all other steps necessary or required under the Applicable Laws.
21.5Tenant’s obligations under this Article shall survive the expiration or earlier termination of the Lease. During any period of time needed by Tenant or Landlord after the termination of this Lease to complete the removal from the Premises of any such Hazardous Materials, Tenant shall be deemed a holdover tenant and subject to the provisions of Article 27 below.
21.6As used herein, the term “Hazardous Material” means any hazardous or toxic substance, material or waste that is or becomes regulated by any Governmental Authority.
21.7Landlord shall require other tenants in the Project to comply with obligations comparable to those set forth in this Article 21.
22.Odors and Exhaust. Tenant will restrict odors or fumes (whether or not noxious), from emanating from the Premises, provided, however, that Landlord acknowledges and agrees that Tenant shall have the right to operate one or more (currently three) supplemental generators during the Term generally consistent with the demand response requirements currently set forth in Tenant’s utility contract with Enernoc, a copy of which has been provided to Landlord. In addition, Tenant shall have the right to operate such generators on a regular basis for maintenance purposes and at any other times in Tenant’s reasonable discretion.
22.1Tenant shall vent all fumes and odors from the Premises (and remove odors from Tenant’s exhaust stream) in compliance with Applicable Laws, and as Landlord reasonably requires. The placement and configuration of all material changes to the ventilation exhaust pipes, louvers and other equipment shall be subject to Landlord’s approval, such approval not to be unreasonably withheld, conditioned or delayed.
22.2Tenant shall, at Tenant’s sole cost and expense, provide odor eliminators and other devices (such as filters, air cleaners, scrubbers and whatever other equipment may in Landlord’s reasonable judgment be necessary or appropriate from time to time) to remove, eliminate and abate to the extent practicable any odors, fumes or other substances in Tenant’s exhaust stream that, in Landlord’s reasonable judgment, emanate from Tenant’s Premises. Any work Tenant performs under this Section shall constitute Alterations.
22.3Tenant’s obligations under this Article 22 shall continue throughout the Term. In connection with any request by Tenant to make Alterations associated with the ventilation system of the Building, Landlord’s approval of such Alterations shall not preclude Landlord from requiring additional measures to eliminate odors, fumes and other adverse impacts of Tenant’s exhaust stream (as Landlord may designate in Landlord s discretion).
22.4Landlord shall use commercially reasonable efforts to require other tenants in the Project to comply with obligations comparable to those set forth in this Article 22.
23.Insurance; Waiver of Subrogation.
23.1Landlord shall maintain insurance for the Building and the Project in amounts equal to full replacement cost (exclusive of the costs of excavation, foundations and footings, and without reference to depreciation taken by Landlord upon its books or tax returns) or such lesser coverage as Landlord may reasonably elect. provided that such coverage shall not be less than [***] percent ([***]%) of such full replacement cost or the amount of such insurance Landlord’s Lender, if any, requires Landlord to maintain, providing protection against any peril generally included within the classification “Fire and Extended Coverage,” together with insurance against sprinkler damage (if applicable), vandalism and malicious mischief. Landlord, subject to availability thereof, shall further insure, if Landlord deems it appropriate, coverage against flood, environmental hazard, loss or failure of building equipment, rental loss during the period of repairs or rebuilding, workmen’s compensation insurance and fidelity bonds for employees employed to perform services. Notwithstanding the foregoing, Landlord may, but shall not be deemed required to, provide insurance for any improvements installed by Tenant or that are in addition to the standard improvements customarily furnished by Landlord, without regard to whether or not such are made a part of or are affixed to the Building.
23.2In addition, Landlord shall carry comprehensive public liability insurance with limits of not less than [***] Dollars ($[***]) per occurrence for death or bodily injury or property damage with respect to the Project.
23.3Tenant shall, at its own cost and expense, procure and maintain in effect, beginning on the Term Commencement Date and continuing throughout the Term (and occupancy by Tenant, if any, after termination of this Lease) comprehensive public liability insurance with limits of not less than [***] Dollars ($ [***]) per occurrence for death or bodily injury and for property damage with respect to the Premises (including $ [***] fire legal liability (each loss)).
23.4The insurance required to be purchased and maintained by Tenant pursuant to this Lease shall name Landlord, BioMed Realty, L.P., BioMed Realty Trust, Inc. and their respective officers, directors, employees, agents, general partners, members, subsidiaries, affiliates and Lenders (“Landlord Parties”) as additional insureds. Said insurance shall be with companies having a rating of not less than policyholder rating of A minus and financial category rating of at least Class VIII X in “Best’s Insurance Guide.” Tenant shall obtain for Landlord from the insurance companies or cause the insurance companies to furnish certificates of coverage to Landlord. No such policy shall be cancelable or subject to cancellation except after [***] days’ prior written notice to Landlord from the insurer (except in the event of non-payment of premium, in which case [***] days’ written notice shall be given). All such policies shall be written as primary policies, not contributing with and not in excess of the coverage that Landlord may carry. Tenant’s policy may be a “blanket policy” that specifically provides that the amount of insurance shall not be prejudiced by other losses covered by the policy. Tenant shall, at least [***] days prior to the expiration of such policies, furnish Landlord with renewals or binders. Tenant agrees that if Tenant does not take out and maintain such insurance, Landlord may (but shall not be required to) procure said insurance on Tenant’s behalf and at its cost to be paid by Tenant as Additional Rent.
23.5Tenant assumes the risk of damage to any fixtures, goods, inventory, merchandise, equipment and leasehold improvements owned by Tenant, and Landlord shall not be liable for injury to Tenant’s business or any loss of income therefrom, relative to such damage, all as more particularly set forth within this Lease. Tenant shall, at Tenant’s sole cost and expense, carry such insurance as Tenant desires for Tenant’s protection with respect to personal property of Tenant or business interruption.
23.6In each instance where insurance is to name Landlord Parties as additional insureds, Tenant shall, upon Landlord’s written request, also designate and furnish certificates evidencing such Landlord Parties as additional insureds to (a) any Lender of Landlord holding a security interest the Building, the Property or the Project, (b) the landlord under any lease whereunder Landlord is a tenant of the Property if the interest of Landlord is or shall become that of a tenant under a ground lease rather than that of a fee owner and (c) any management company retained by Landlord to manage the Project.
23.7Landlord and Tenant each hereby waive any and all rights of recovery against the other or against the officers, directors, employees, agents, general partners, members, subsidiaries, affiliates and Lenders of the other on account of loss or damage occasioned by such waiving party or its property or the property of others under such waiving party’s control, in each case to the extent that such loss or damage is insured against under any fire and extended coverage insurance policy that either Landlord or Tenant may have in force at the time of such loss or damage or is required to be carried under this Lease. Such waivers shall continue so long as their respective insurers so permit. Any termination of such a waiver shall be by written notice to the other party, containing a description of the circumstances hereinafter set forth in. this Section. Landlord and Tenant, upon obtaining the policies of insurance required or permitted under this Lease, shall give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease, to the extent required by the applicable insurance policy. If such policies shall not be obtainable with such waiver or shall be so obtainable only at a premium over that chargeable without such waiver, then the party seeking such policy shall notify the other of such conditions, and the party so notified shall have [***] days thereafter to either (a) procure such insurance with companies reasonably satisfactory to the other party or (b) agree to pay such additional premium (in Tenant’s case, in the proportion that the area of the Premises bears to the insured area). If the parties do not accomplish either (a) or (b), then this Section shall have no effect during such time as such policies shall not be obtainable or the party in whose favor a waiver of subrogation is desired refuses to pay the additional premium. If such policies shall at any time be unobtainable, but shall be subsequently obtainable, then neither party shall be subsequently liable for a failure to obtain such insurance until a reasonable time after notification thereof by the other party. If the release of either Landlord or Tenant, as set forth in the first sentence of this Section, shall contravene Applicable Laws, then the liability of the party in question shall be deemed not released but shall be secondary to the other party’s insurer.
23.8Landlord may require insurance policy limits required under this Lease to be raised from time to time, provided, that, such increases shall not exceed the coverage amounts required by landlords in other Comparable Buildings.
23.9Any costs incurred by Landlord pursuant to this Article shall constitute a portion of Operating Expenses.
24.Damage or Destruction.
24.1In the event of a partial destruction of (a) the Premises or (b) Common Areas ((a) and (b) together, the “Affected Areas”) by fire or other perils covered by extended coverage insurance not exceeding [***] percent ([***]%) of the full insurable value thereof, and provided that (x) the damage thereto is such that the Affected Areas may be repaired, reconstructed or restored within a period of twelve (12) months from the date of the happening of such casualty, (y) Landlord shall receive insurance proceeds sufficient to cover the cost of such repairs (except for any deductible amount provided by Landlord’s policy, which deductible amount, if paid by Landlord, shall constitute an Operating Expense), and (z) such casualty was not intentionally caused by Tenant or its employees, then Landlord shall commence and proceed diligently with the work of repair, reconstruction and restoration of the Affected Areas and this Lease shall continue in full force and effect.
24.2In the event of any damage to or destruction of the Premises or the Common Areas other than as described in Section 24.1, Landlord may elect to repair, reconstruct and restore the Premises or the Common Areas, as applicable, in which case this Lease shall continue in full force and effect. If Landlord elects not to repair the Building or the Project, as applicable, then this Lease shall terminate as of the date of such damage or destruction.
24.3Landlord shall give written notice to Tenant within [***] days following the date of damage or destruction of its election not to repair, reconstruct or restore the Building or the Project, as applicable, subject to the terms of this Lease.
24.4Notwithstanding anything to the contrary contained in this Article, in the event of any damage to or destruction of (a) the Building that materially and adversely affects Tenant’s operations within the Premises; (b) the Common Areas that materially and adversely impairs Tenant’s access to the Premises; or (c) [***] percent ([***]%) of Tenant’s lab space or [***] percent ([***]%) of Tenant’s office space in the Premises, as determined by Landlord’s architect (each, a “Material Loss”), and the Premises cannot be made reasonably tenantable for Tenant’s operations or access to the Premises cannot be reasonably restored within one year after date of such damage or destruction, as reasonably estimated by Landlord within [***] days after such damage or destruction occurred, then Tenant shall have the right to terminate the Lease as of the date of such damage or destruction.

24.5Upon any termination of this Lease under any of the provisions of this Article, the parties shall be released thereby without further obligation to the other from the date possession of the Premises is surrendered to Landlord, except with regard to (a) items occurring prior to the damage or destruction and (b) provisions of this Lease that, by their express terms, survive the expiration or earlier termination hereof.
24.6In the event of repair, reconstruction and restoration as provided in this Article, all Rent to be paid by Tenant under this Lease shall be abated proportionately based on the extent to which Tenant’s use of the Premises is impaired during the period of such repair, reconstruction or restoration, unless Landlord provides Tenant with other space during the period of repair that, in Tenant’s reasonable opinion, is suitable for the temporary conduct of Tenant’s business; provided, however, that the amount of such abatement shall be reduced by the proceeds of business interruption or loss of rental income insurance actually received by Tenant with respect to the Premises.
24.7Notwithstanding anything to the contrary contained in this Article, should Landlord be delayed or prevented from completing the repair, reconstruction or restoration of the damage or destruction to the Premises after the occurrence of such damage or destruction by Force Majeure, then the time for Landlord to commence or complete repairs shall be extended on a day-for-day basis; provided, however, after [***] days of such delay, that, at Landlord’s election, Landlord shall be relieved of its obligation to make such repair, reconstruction or restoration. If Landlord elects not to make such repair, reconstruction or restoration and such damage or destruction constitutes a Material Loss, then Tenant shall have a right to terminate this Lease as of the date of such damage or destruction.
24.8If Landlord is obligated to or elects to repair, reconstruct or restore as herein provided, then Landlord shall be obligated to make such repair, reconstruction or restoration only with regard to (a) those portions of the Premises that were originally provided at Landlord’s expense or in existence at the Commencement Date and (b) the Common Area portion of the Affected Areas. The repair, reconstruction or restoration of improvements not originally provided by Landlord at Landlord’s expense or in existence as of the Commencement Date shall be the obligation of Tenant. In the event Tenant has elected to upgrade certain improvements from the Building Standard, Landlord shall, upon the need for replacement due to an insured loss, provide only the Building Standard, unless Tenant again elects to upgrade such improvements and pay any incremental costs related thereto, except to the extent that excess insurance proceeds, if received, are adequate to provide such upgrades, in addition to providing for basic repair, reconstruction and restoration of the Premises, the Building and the Project.
24.9Notwithstanding anything to the contrary contained in this Article, Landlord shall not have any obligation whatsoever to repair, reconstruct or restore the Premises if the damage resulting from any casualty covered under this Article occurs during the last [***] months of the Term or any extension hereof or to the extent that insurance. proceeds are not available; provided, however, if Landlord elects not ot make such repair, reconstruction or restoration and such damage or destruction constitutes a Material Loss, then Tenant shall have the right to terminate this Lease as of the date of such damage or destruction. Notwithstanding anything to the contrary contained in this Article, in the event that any Material Loss occurs during the last [***] months of the Term and the Premises cannot be reasonably restored within [***] months after the date of such damage or destruction, as reasonably estimated by Landlord within [***] days after such damage or destruction occurred, then Tenant shall have the right to terminate the Lease as of the date of such damage or destruction.
24.10Landlord’s obligation, should it elect or be obligated to repair or rebuild, shall be limited to the Affected Areas. Tenant shall, at its expense, replace or fully repair all of Tenant’s personal property and any Alterations installed by Tenant existing at the time of such damage or destruction. If Affected Areas are to be repaired in accordance with the foregoing, Landlord shall make available to Tenant any portion of insurance proceeds it receives that are allocable to the Alterations constructed by Tenant pursuant to this Lease; provided Tenant is not then in default under this Lease, and subject to the requirements of any Lender of Landlord.
25.Eminent Domain.
25.1In the event (a) the whole of all or either of the Affected Areas or (b) such part thereof as shall substantially interfere with Tenant’s use and occupancy of the Premises for the Permitted Use shall be taken for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain, or sold to prevent such taking, Tenant or Landlord may terminate this Lease effective as of the date possession is required to be surrendered to said authority, except with regard to (y) items occurring prior to the damage or destruction and (z) provisions of this Lease that, by their express terms, survive the expiration or earlier termination hereof.
25.2In the event of a partial taking of (a) the Building or the Common Areas or (b) drives, walkways or parking areas serving the Building or the Project for any public or quasi-public purpose by any lawful power or authority by exercise of right of appropriation, condemnation, or eminent domain, or sold to prevent such taking, then, without regard to whether any portion of the Premises occupied by Tenant was so taken, Landlord may elect to terminate this Lease (except with regard to (a) items occurring prior to the damage or destruction and (b) provisions of this Lease that, by their express terms, survive the expiration or earlier termination hereof) as of such taking if such taking is, in Landlord’s reasonable opinion, of a material nature such as to make it uneconomical to continue use of the unappropriated portion for purposes of renting office or laboratory space and Landlord terminates all of the other leases in the Project similarly affected.
25.3Tenant shall be entitled to any award that is specifically awarded as compensation for (a) the taking of Tenant’s personal property that was installed at Tenant’s expense and (b) the costs of Tenant moving to a new location. Except as set forth in the previous sentence, any award for such taking shall be the property of Landlord.
25.4If, upon any taking of the nature described in this Article, this Lease continues in effect, then Landlord shall promptly proceed to restore the Affected Areas to substantially their same condition prior to such partial taking. To the extent such restoration is infeasible, as determined by Landlord in its reasonable discretion, the Rent shall be decreased proportionately to reflect the loss of any portion of the Premises no longer available to Tenant.
26.Surrender.

26.1At least [***] days prior to Tenant’s surrender of possession of any part of the Premises, if the Permitted Use is for other than office use, Tenant shall provide Landlord with (a) a facility decommissioning and Hazardous Materials closure plan for the Premises (“Exit Survey”) prepared by an independent third party reasonably acceptable to Landlord, and (b) written evidence of all appropriate governmental releases obtained by Tenant in accordance with Applicable Laws, including laws pertaining to the surrender of the Premises. In addition, Tenant agrees to remain responsible after the surrender of the Premises for the remediation of any recognized environmental conditions set forth in the Exit Survey and compliance with any recommendations set forth in the Exit Survey. Tenant’s obligations under this Section shall survive the expiration or earlier termination of the Lease.
26.2No surrender of possession of any part of the Premises shall release Tenant from any of its obligations under Section 26.1, unless such surrender is accepted in writing by Landlord in its reasonable discretion.
26.3The voluntary or other surrender of this Lease by Tenant shall not effect a merger with Landlord’s fee title or leasehold interest in the Premises, the Building, the Property or the Project, unless Landlord consents in writing, and shall, at Landlord’s option, operate as an assignment to Landlord of any or all subleases.
26.4The voluntary or other surrender of any ground or other underlying lease that now exists or may hereafter be executed affecting the Building or the Project, or a mutual cancellation thereof or of Landlord’s interest therein by Landlord and its lessor shall not effect a merger with Landlord’s fee title or leasehold interest in the Premises, the Building or the Property and shall, at the option of the successor to Landlord’s interest in the Building or the Project, as applicable, operate as an assignment of this Lease.
27.Holding Over.
27.1If, with Landlord’s prior written consent, Tenant holds possession of all or any part of the Premises after the Term, Tenant shall become a tenant from month to month after the expiration or earlier termination of the Term, and in such case Tenant shall continue to pay (a) Base Rent in accordance with Article 7, as adjusted in accordance with Article 8, and (b) any amounts for which Tenant would otherwise be liable under this Lease if the Lease were still in effect, including payments for Tenant’s Pro Rata Share of Operating Expenses. Any such month-to-month tenancy shall be subject to every other term, covenant and agreement contained herein.
27.2Notwithstanding the foregoing, if Tenant remains in possession of the Premises after the expiration or earlier termination of the Term without Landlord’s prior written consent, (a) Tenant shall become a tenant at sufferance subject to the terms and conditions of this Lease, except that the monthly rent shall be equal to [***] percent ([***]%) of the Base Rent and [***] percent ([***]%) of Additional Rent in effect during the last [***] days of the Term, and Tenant shall be liable to Landlord for any and all damages suffered by Landlord as a result of such holdover, including any lost rent or consequential, special and indirect damages.
27.3Acceptance by Landlord of Rent after the expiration or earlier termination of the Term shall not result in an extension, renewal or reinstatement of this Lease.

27.4The foregoing provisions of this Article are in addition to and do not affect Landlord’s right of reentry or any other rights of Landlord hereunder or as otherwise provided by Applicable Laws.
28.Indemnification and Exculpation.
28.1Tenant agrees to indemnify, save, defend (at Landlord’s option and with counsel reasonably acceptable to Landlord) and hold the Landlord Indemnitees harmless from and against any and all Claims arising from injury or death to any person or damage to any property occurring within or about the Project arising directly or indirectly out of Tenant’s or Tenant’s employees’, agents’, contractors’ or invitees’ use or occupancy of the Project or a breach or default by Tenant in the performance of any of its obligations hereunder, except in all cases to the extent caused by Landlord’s or Landlord’s employees’, agents’ or contractors’ negligence or willful misconduct. Landlord agrees to indemnify, save, defend (at Tenant’s option and with counsel reasonably acceptable to Tenant) and hold the Tenant and Tenant’s affiliates, employees, agents, and contractors harmless from and against any and all Claims arising from injury or death to any person or damage to any property occurring within or about the Project arising directly out of Landlord’s or Landlord’s employees’, agents’ or contractors’ gross negligence or willful misconduct, except in all cases to the extent caused by Tenant’s or Tenant’s employees’, agents’ or contractors’ negligence or willful misconduct.
28.2Notwithstanding any provision of Section 28.1 to the contrary, Landlord shall not be liable to Tenant for, and Tenant assumes all risk of, damage to personal property or scientific research, including loss of records kept by Tenant within the Premises and damage or losses caused by fire, electrical malfunction, gas explosion or water damage of any type (including broken water lines, malfunctioning fire sprinkler systems, roof leaks or stoppages of lines), unless any such loss is due to Landlord’s failure to respond to written notice by Tenant of need for a repair that Landlord is responsible to make for ten (10) business days. Tenant further waives any claim for injury to Tenant’s business or loss of income relating to any such damage or destruction of personal property as described in this Section.
28.3Landlord shall not be liable for any damages arising from any act, omission or neglect of any other tenant in the Building or the Project, or for any other third party.
28.4Tenant acknowledges that security devices and services, if any, while intended to deter crime, may not in given instances prevent theft or other criminal acts. Landlord shall not be liable for injuries or losses caused by criminal acts of third parties, and Tenant assumes the risk that any security device or service may malfunction or otherwise be circumvented by a criminal. If Tenant desires protection against such criminal acts, then Tenant shall, at Tenant’s sole cost and expense, obtain appropriate insurance coverage.
28.5The provisions of this Article shall survive the expiration or earlier termination of this Lease.
29.Assignment or Subletting.
29.1Except as hereinafter expressly permitted, Tenant shall not, either voluntarily or by operation of Applicable Laws, directly or indirectly sell, hypothecate, assign,

pledge, encumber or otherwise transfer this Lease, or sublet the Premises (each, a “Transfer”), without Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, a Transfer shall not include and Tenant shall have the right to transfer, sublease or assign this Lease without Landlord’s prior written consent the Premises or any part thereof to any person that as of the date of determination and at all times thereafter directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with Tenant or Dr. J. Craig Venter (“Tenant’s Affiliate”), provided that Tenant shall notify Landlord in writing at least [***] days prior to the effectiveness of such transfer, sublease or assignment to Tenant’s Affiliate (an “Exempt Transfer”) and otherwise comply with the requirements of this Lease (other than this Section 29) regarding such Exempt Transfer. For purposes of Exempt Transfers, “control” requires either: (a) owning (directly or indirectly) more than [***] percent ([***]%) of the stock or other equity interests of another person or (b) possessing, directly or indirectly, the power to direct or cause the direction of the management and policies of such person.
29.2Commencing promptly after the Commencement Date and continuing until the earlier of (i) the second anniversary of the Commencement Date and (ii) the date on which Landlord has entered into leases for all of the available office space in the Lower Campus, (A) Landlord and Tenant will jointly market the Lower Campus and the Building (to the extent Tenant desires to sublease the Building) to prospective tenants and subtenants, as applicable, on terms acceptable to Landlord (with respect to the Lower Campus and to Tenant (with respect to Building 1) and (B) Tenant shall not effect a Transfer to or with an entity that is a then-current tenant at the Lower Campus without Landlord’s prior written consent, which consent may be withheld by Landlord in Landlord’s sole and absolute discretion. Thereafter, Tenant shall have the right to market, advertise and sublease space in the Building or assign the Lease in accordance with the provisions of Section 29.1. Upon Tenant’s reasonable request from time to time, Landlord shall provide documentation of the leasing status of the Lower Campus. In connection with the joint marketing of the Lower Campus and the Building, Landlord shall be solely responsible for all costs and fees associated with the leasing of the Lower Campus and Tenant shall be solely responsible for all costs and fees associated with the leasing of the Building.
29.3In the event Tenant desires to effect a Transfer, then, at least [***] but not more than [***] day prior to the date when Tenant desires the assignment or sublease to be effective (the “Transfer Date”), Tenant shall provide written notice to Landlord (the ‘‘Transfer Notice”) containing information (including references) concerning the character of the proposed transferee, assignee or sublessee; the Transfer Date; any ownership or commercial relationship between Tenant and the proposed . transferee, assignee or sublessee; and the consideration and all other material terms and conditions of the proposed Transfer, all in such detail as Landlord shall reasonably require.
29.4Landlord, in determining whether consent should be given to a proposed Transfer, may give consideration to (a) the financial strength of such transferee, assignee or sublessee (notwithstanding Tenant remaining liable for Tenant’s performance), provided however that Landlord shall not have the right to review and approve the financial strength of any subtenant subleasing space which comprises less than all of the Premises and for a term of less than all or substantially all of the balance of the Term, and (b) any change in use that such transferee, assignee or sublessee proposes to make in the use of the Premises. Except as set forth herein to the contrary, in no event shall Landlord be deemed to be unreasonable for declining to consent to a Transfer to a transferee, assignee or sublessee of poor reputation, lacking financial qualifications or seeking a change from the Permitted Use, or jeopardizing directly or indirectly the status of Landlord or any of Landlord’s affiliates as a Real Estate Investment Trust under the Internal Revenue Code of 1986 (as the same may be amended from time to time, the “Revenue Code”). Notwithstanding anything contained in this Lease to the contrary, (w) no Transfer shall be consummated on any basis such that the rental or other amounts to be paid by the occupant, assignee, manager or other transferee thereunder would be based, in whole or in part, on the income or profits derived by the business activities of such occupant, assignee, manager or other transferee; (x) Tenant shall not furnish or render any services beyond what is typical in the market to an occupant, assignee, manager or other transferee with respect to whom consideration is required to be paid to Landlord pursuant to Section 29.5.2, or manage or operate the Premises or any capital additions so transferred, with respect to which consideration is required to be paid to Landlord pursuant to Section 29.5.2, without Landlord’s consent, not to be unreasonably withheld, to ensure the Landlord Parties’ compliance with applicable REIT tax rules and regulations; (y) Tenant shall not consummate a Transfer with any person in which Landlord owns an interest, directly or indirectly (by applying constructive ownership rules set forth in Section 856(d)(5) of the Revenue Code); and (z) Tenant shall not consummate a Transfer with any person or in any manner that could cause any portion of the amounts received by Landlord pursuant to this Lease or any sublease, license or other arrangement for the right to use, occupy or possess any portion of the Premises to fail to qualify as “rents from real property” within the meaning of Section 856(d) of the Revenue Code, or any similar or successor provision thereto or which could cause any other income of Landlord to fail to qualify as income described in Section 856(c)(2) of the Revenue Code.
29.5As conditions precedent to Tenant subleasing the Premises or to Landlord considering a request by Tenant to Tenant’s transfer of rights or sharing of the Premises, Landlord may require any or all of the following:
29.5.1.Tenant shall remain fully liable under this Lease during the unexpired Term;
29.5.2.If Tenant’s transfer of rights or sharing of the Premises provides for the receipt by, on behalf of or on account of Tenant of any consideration of any kind whatsoever (including a premium rental for a sublease or lump sum payment for an assignment, but excluding Tenant’s reasonable costs in marketing and subleasing the Premises) in excess of the rental and other charges due to Landlord under this Lease, Tenant shall pay [***] percent ([***]%) of all of such excess to Landlord, after making deductions for any reasonable marketing expenses, tenant improvement funds expended by Tenant, alterations, cash concessions, brokerage commissions, attorneys’ fees and free rent actually paid by Tenant. If said consideration consists of cash paid to Tenant, payment to Landlord shall be made upon receipt by Tenant of such cash payment; and
29.5.3.Tenant shall reimburse Landlord for Landlord’s actual and reasonable costs and expenses, including reasonable attorneys’ fees, charges and disbursements incurred in connection with the review, processing and documentation of such request, not in excess of [***] Dollars ($[***]) per occurrence/request.
29.6The proposed transferee, assignee or sublessee shall agree that, in the event Landlord gives such proposed transferee, assignee or sublessee notice that, so long as Tenant is in Default under this Lease, such proposed transferee, assignee or sublessee shall thereafter make all payments otherwise due Tenant directly to Landlord, which payments shall be received by Landlord without any liability being incurred by Landlord, except to credit such payment against those due by Tenant under this Lease, and any such proposed transferee, assignee or sublessee shall agree to attorn to Landlord or its successors and assigns should this Lease be terminated for any reason; provided, however, that in no event shall Landlord or its Lenders, successors or assigns be obligated to accept such attornment, except Landlord shall provide a commercially reasonable non-disturbance agreement to any entity that subleases for greater than one-half (1/2) of the Premises or takes an assignment of the Lease;
29.7Landlord’s consent to any such Transfer shall be effected on commercially reasonable forms;
29.8Tenant shall not be in default of any its monetary obligations or in Default of any of its non-monetary obligations hereunder.
29.9Such proposed transferee, assignee or sublessee shall not use the Premises for any use that is not a Permitted Use;
29.10Landlord shall not be bound by any provision of any agreement pertaining to the Transfer, except for Landlord’s written consent to the same and except for the nondisturbance described above;
29.11Tenant shall pay all transfer and other taxes (including interest and penalties) assessed or payable for any Transfer;
29.12Landlord’s consent (or waiver of its rights) for any Transfer shall not waive Landlord’s right to consent to any later Transfer;
29.13Tenant shall deliver to Landlord one executed copy of any and all written instruments evidencing the Transfer; and
29.14Any Transfer that is not in compliance with the provisions of this Article shall be void and a default.
29.15The consent by Landlord to a Transfer shall not relieve Tenant or proposed transferee, assignee or sublessee from obtaining Landlord’s consent to any further Transfer in accordance with the terms hereof, nor shall it release Tenant or any proposed transferee, assignee or sublessee of Tenant from full and primary liability under this Lease.
29.16Notwithstanding any Transfer, Tenant shall remain fully and primarily liable for the payment of all Rent and other sums due or to become due hereunder, and for the full performance of all other terms, conditions and covenants to be kept and performed by Tenant. The acceptance of Rent or any other sum due hereunder, or the acceptance of performance of any other term, covenant or condition thereof, from any person or entity other than Tenant shall not be deemed a waiver of any of the provisions of this Lease or a consent to any Transfer.
29.17If Tenant sublets the Premises or any portion thereof, Tenant hereby immediately and irrevocably assigns to Landlord, as security for Tenant’s obligations under this Lease, all rent from any such subletting, and appoints Landlord as assignee and attorneyin-fact for Tenant, and Landlord (or a receiver for Tenant appointed on Landlord’s application) may collect such rent and apply it toward Tenant’s obligations under this Lease; provided that Tenant shall have the right to collect such rent so long as no Default exists or is continuing.
30.Subordination and Attornment.
30.1Subject to the provisions set forth below, this Lease shall be subject and subordinate to the lien of any mortgage, deed of trust, or lease in which Landlord is tenant now or hereafter in force against the Building and Common Areas (“Mortgage”) and to all advances made or hereafter to be made upon the security thereof without the necessity of the execution and delivery of any further instruments on the part of Tenant to effectuate such subordination.
30.2Notwithstanding the foregoing, Tenant shall execute and deliver upon demand such further instrument or instruments evidencing such subordination of this Lease to the lien of any such mortgage or mortgages or deeds of trust or lease in which Landlord is tenant as may be required by Landlord. If any such mortgagee, beneficiary or landlord under a lease wherein Landlord is tenant (each, a “Mortgagee”) so elects, however, this Lease shall be deemed prior in lien to any such lease, mortgage, or deed of trust upon or including the Premises regardless of date and Tenant shall execute a statement in writing to such effect at Landlord’s request. If Tenant fails to execute any document required from Tenant under this Section within [***] days after written request therefor, Tenant hereby constitutes and appoints Landlord or its special attorney-in-fact to execute and deliver any such document or documents in the name of Tenant. Such power is coupled with an interest and is irrevocable.
30.3Landlord represents and warrants to Tenant that as of the Execution Date, there is no current mortgagee with respect to the Property. Tenant’s obligation to subordinate and attorn to future Mortgagees is conditioned upon Landlord delivering to Tenant a commercially reasonable subordination, non-disturbance and attornment agreement (“SNDA”). If at any time after the date of this Lease Landlord should desire to place a Mortgage on the Building, Land or Project, Landlord agrees that it will use commercially reasonable .efforts to cause the holder of such Mortgage to enter into a SNDA in connection with this Lease whereby such Mortgagee agrees that, so long as no Default shall have occurred and be continuing under this Lease, the leasehold estate granted to Tenant and the rights of Tenant pursuant to this Lease to quiet and peaceful possession of the Premises shall not be terminated, modified, affected or disturbed by any action which the Mortgagee may take to foreclose or terminate any such Mortgage, and that any successor landlord shall recognize this Lease as being in full force and effect.
30.4In the event any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any mortgage or deed of trust made by Landlord covering the Premises, Tenant shall at the election of the purchaser at such foreclosure or sale attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as Landlord under this Lease.
31.Defaults and Remedies.
31.1Late payment by Tenant to Landlord of Rent and other sums due shall cause Landlord to incur costs not contemplated by this Lease, the exact amount of which shall be extremely difficult and impracticable to ascertain. Such costs include processing and accounting charges and late charges that may be imposed on Landlord by the terms of any mortgage or trust deed covering the Premises. Therefore, if any installment of Rent due from Tenant is not received by Landlord within [***] days after the date such payment is due, Tenant shall pay to Landlord (a) an additional sum of [***] percent ([***]%) of the overdue Rent as a late charge plus (b) interest at an annual rate (the “Default Rate”) equal to the lesser of (a) [***]percent ([***]%), and (b) the highest rate permitted by Applicable Laws. Tenant shall receive [***] notice of any late Rent in every [***] month period prior to the foregoing applies. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Landlord shall incur by reason of late payment by Tenant and shall be payable as Additional Rent to Landlord due within [***] business days after Landlord’s demand. Landlord’s acceptance of any Additional Rent (including a late charge or any other amount hereunder) shall not be deemed an extension of the date that Rent is due or prevent Landlord from pursuing any other rights or remedies under this Lease, at law or in equity.
31.2No payment by Tenant or receipt by Landlord of a lesser amount than the Rent payment herein stipulated shall be deemed to be other than on account of the Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or pursue any other remedy provided in this Lease or in equity or at law. If a dispute shall arise as to any amount or sum of money to be paid by Tenant to Landlord hereunder, Tenant shall have the right to make payment ‘‘under protest,” such payment shall not be regarded as a voluntary payment, and there shall survive the right on the part of Tenant to institute suit for recovery of the payment paid under protest.
31.3If Tenant fails to pay any sum of money required to be paid by it hereunder, or shall fail to perform any other act on its part to be performed hereunder, Landlord may, without waiving or releasing Tenant from any obligations of Tenant, but shall not be obligated to, make such payment or perform such act; provided that such failure by Tenant continues for [***] days after Landlord delivers notice to Tenant demanding performance by Tenant; or provided that such failure by Tenant unreasonably interfered with the use of the Building or the Project by any other tenant or with the efficient operation of the Building or the Project, or resulted or could have resulted in a violation of Applicable Laws or the cancellation of an insurance policy maintained by Landlord. Notwithstanding the foregoing, in the event of an emergency, Landlord shall have the right to enter the Premises and act in accordance with its rights as provided elsewhere in this Lease. In addition to the late charge described in Section 31.1, Tenant shall pay to Landlord as Additional Rent all sums so paid or incurred by Landlord, together with interest at the Default Rate, computed from the date such sums were paid or incurred.

31.4The occurrence of any one or more of the following events shall constitute a “Default” hereunder by Tenant:
31.4.1.Tenant abandons or vacates the Premises and fails to provide for the on-going maintenance and repair of the Premises in accordance with Tenant’s obligations pursuant to this Lease;
31.4.2.The failure by Tenant to make any payment of Rent, as and when due, or to satisfy its obligations under Article 19, where such failure shall continue for a period of five (5) days after written notice thereof from Landlord to Tenant;
31.4.3.The failure by Tenant to observe or perform any obligation or covenant contained herein (other than described in Subsections 31.4(a) and 31.4(b)) to be performed by Tenant, where such failure shall continue for a period often (10) business days after written notice thereof from Landlord to Tenant; provided that, if the nature of Tenant’s default is such that it reasonably requires more than [***] business days to cure, Tenant shall not be deemed to be in Default if Tenant shall commence such cure within said [***] business day period and thereafter diligently prosecute the same to completion; and provided, further, that such cure is completed no later than [***] days from the date of Tenant’s receipt of written notice from Landlord;
31.4.4.Tenant makes an assignment for the benefit of creditors;
31.4.5.A receiver, trustee or custodian is appointed to or does take title, possession or control of all or substantially all of Tenant’s assets;
31.4.6.Tenant files a voluntary petition under the United States Bankruptcy Code or any successor statute (as the same may be amended from time to time, the “Bankruptcy Code”) or an order for relief is entered against Tenant pursuant to a voluntary or involuntary proceeding commenced under any chapter of the Bankruptcy Code;
31.4.7.Any involuntary petition is filed against Tenant under any chapter of the Bankruptcy Code and is not dismissed within [***] days;
31.4.8.Tenant fails to deliver an estoppel certificate in accordance with Article 20; or
31.4.9.Tenant’s interest in this Lease is attached, executed upon or otherwise judicially seized and such action is not released within [***] days of the action.
Notices given under this Section shall specify the alleged default and shall demand that Tenant perform the provisions of this Lease or pay the Rent that is in arrears, as the case may be, within the applicable period of time, or quit the Premises. No such notice shall be deemed a forfeiture or a termination of this Lease unless Landlord elects otherwise in such notice.
31.5In the event of a Default by Tenant, and at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy that Landlord may have, Landlord shall be entitled to terminate Tenant’s right to possession of the Premises by written notice to Tenant or by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event, Landlord shall have the immediate right to re-enter and remove all persons and property, and such property may be removed and stored in a public warehouse or elsewhere at the cost and for the account of Tenant, all without service of notice or resort to legal process and without being deemed guilty of trespass or becoming liable for any loss or damage that may be occasioned thereby. In the event that Landlord shall elect to so terminate this Lease, then Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant’s default, including:
31.5.1.The worth at the time of award of any unpaid Rent that had accrued at the time of such termination; plus
31.5.2.The worth at the time of award of the amount by which the unpaid Rent that would have accrued during the period commencing with termination of the Lease and ending at the time of award exceeds that portion of the loss of Landlord’s rental income from the Premises that Tenant proves to Landlord’s reasonable satisfaction could have been reasonably avoided; plus
31.5.3.The worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds that portion of the loss of Landlord’s rental income from the Premises that Tenant proves to Landlord’s reasonable satisfaction could have been reasonably avoided; plus
31.5.4.Any other amount necessary to compensate Landlord for all the detriment caused by Tenant’s failure to perform its obligations under this Lease or that in the ordinary course of things would be likely to result therefrom, including the cost of restoring the Premises to the condition required under the terms of this Lease; plus
31.5.5.At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by Applicable Laws.
As used in Subsections 3l .5(a) and 31.5(b), “worth at the time of award” shall be computed by allowing interest at the Default Rate. As used in Subsection 31.5(c), the “worth at the time of the award” shall be computed by taking the present value of such amount, using the discount rate of the Federal Reserve Bank of San Francisco at the time of the award plus one (1) percentage point.
31.6In addition to any other remedies available to Landlord at law or in equity and under this Lease, Landlord may continue this Lease in effect after Tenant’s Default and abandonment and recover Rent as it becomes due. Landlord shall use reasonable efforts to relet the Premises, but shall not be liable in any way whatsoever for its failure to relet the Premises notwithstanding the exercise of such reasonable efforts. For purposes of this Section, the following acts by Landlord will not constitute the termination of Tenant’s right to possession of the Premises:
31.6.1.Acts of maintenance or preservation or efforts to relet the Premises, including alterations, remodeling, redecorating, repairs, replacements or painting as Landlord shall consider advisable for the purpose of reletting the Premises or any part thereof; or
31.6.2.The appointment of a receiver upon the initiative of Landlord to protect Landlord’s interest under this Lease or in the Premises.
Notwithstanding the foregoing, in the event of a Default by Tenant, Landlord may elect at any time to terminate this Lease and to recover damages to which Landlord is entitled.
31.7If Landlord does not elect to terminate this Lease as provided in Section 31.5, then Landlord may, from time to time, recover all Rent as it becomes due under this Lease. At any time thereafter, Landlord may elect to terminate this Lease and to recover damages to which Landlord is entitled.
31.8In the event Landlord elects to terminate this Lease and relet the Premises, Landlord may execute any new lease in its own name. Tenant hereunder shall have no right or authority whatsoever to collect any Rent from such tenant. The proceeds of any such reletting shall be applied as follows:
31.8.1.First, to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord, including storage charges or brokerage commissions owing from Tenant to Landlord as the result of such reletting;
31.8.2.Second, to the payment of the costs and expenses of reletting the Premises, including (i) alterations and repairs that Landlord deems reasonably necessary and advisable and (ii) reasonable attorneys’ fees, charges and disbursements incurred by Landlord in connection with the retaking of the Premises and such reletting;
31.8.3.Third, to the payment of Rent and other charges due and unpaid hereunder; and
31.8.4.Fourth, to the payment of future Rent and other damages payable by Tenant under this Lease.
31.9All of Landlord’s rights, options and remedies hereunder shall be construed and held to be nonexclusive and cumulative. Landlord shall have the right to pursue any one or all of such remedies, or any other remedy or relief that may be provided by Applicable Laws, whether or not stated in this Lease. No waiver of any default of Tenant hereunder shall be implied from any acceptance by Landlord of any Rent or other payments due hereunder or any omission by Landlord to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect defaults other than as specified in said waiver.
31.10Landlord’s termination of (a) this Lease or (b) Tenant’s right to possession of the Premises shall not relieve Tenant of any liability to Landlord that has previously accrued or that shall arise based upon events that occurred prior to the later to occur of (i) the date of Lease termination or (ii) the date Tenant surrenders possession of the Premises.
31.11To the extent permitted by Applicable Laws, Tenant waives any and all rights of redemption granted by or under any present or future Applicable Laws if Tenant is evicted or dispossessed for any cause, or if Landlord obtains possession of the Premises due to Tenant’s default hereunder or otherwise.
31.12Landlord shall not be in default under this Lease unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event shall such failure continue for more than [***] days after written notice from Tenant specifying the nature of Landlord’s failure; provided, however, that if the nature of Landlord’s obligation is such that more than [***] days are required for its performance, then Landlord shall not be in default if Landlord commences performance within such [***] day period and thereafter diligently prosecutes the same to completion. In no event shall Tenant have the right to terminate or cancel this Lease or to withhold or abate rent or to set off any Claims against Rent as a result of any default or breach by Landlord of any of its covenants, obligations, representations, warranties or promises herem1der, except as may otherwise be expressly set forth in this Lease.
31.13In the event of any default by Landlord, Tenant shall give notice by registered or certified mail to any (a) beneficiary of a deed of trust or (b) mortgagee under a mortgage covering the Premises, the Building or the Project and to any landlord of any lease of land upon or within which the Premises, the Building or the Project is located, and shall offer such beneficiary, mortgagee or landlord a reasonable opportunity to cure the default, including time to obtain possession of the Building or the Project by power of sale or a judicial action if such should prove necessary to effect a cure; provided that Landlord shall furnish to Tenant in writing, upon written request by Tenant, the names and addresses of all such persons who are to receive such notices.
31.14So long as Tenant leases the entire Building, Tenant shall have the following remedies set forth in this Section 31.14. If Landlord fails to meet a material obligation of Landlord under this Lease, and (a) such failure relates to the repair of the Building or causes Tenant to be unable to use the Premises or a substantial part thereof, and (b) Landlord fails to commence a cure within [***] days after receipt of the second written notice (such second notice to be given at least [***] days after receipt of Tenant’s first notice of such failure), then Tenant shall have the right to fulfill such obligation on behalf of Landlord, the cost of which shall be paid by Landlord promptly following demand therefor; provided, however, that Landlord’s cure period shall be extended where the failure is not reasonably curable within [***] days after the second written notice and Landlord uses good faith efforts and works diligently and continuously to fulfill its obligations. Notwithstanding anything to the contrary in the previous sentence, in an emergency, Tenant shall have the right to fulfill Landlord’s obligation on behalf of Landlord, after reasonable (in the circumstances) oral notice to Landlord, at Landlord’s cost including interest thereon at the Default Rate if not reimbursed by Landlord within [***] days after written demand therefor by Tenant. In the event of an emergency requiring Tenant to exercise its self-help after oral notice, then Tenant shall provide Landlord with a follow-up written notice within [***] days after such emergency. As used in this Section 31.14, an “emergency” means an imminent threat of injury to person, damage to property or material interruption of Tenant’s business operations. In the event Tenant exercises this right, then Tenant may set-off or abate the payment of Rent with any costs incurred by Tenant in connection with its exercise of this right, to the extent such costs do not constitute Operating Expenses.

32.Bankruptcy. In the event a debtor, trustee or debtor in possession under the Bankruptcy Code, or another person with similar rights, duties and powers under any other Applicable Laws, proposes to cure any default under this Lease or to assume or assign this Lease and is obliged to provide adequate assurance to Landlord that (a) a default shall be cured, (b) Landlord shall be compensated for its damages arising from any breach of this Lease and (c) future performance of Tenant’s obligations wider this Lease shall occur, then such adequate assurances shall include any or all of the following, as designated by Landlord in its sole and absolute discretion:
32.1Those acts specified in the Bankruptcy Code or other Applicable Laws as included within the meaning of “adequate assurance,” even if this Lease does not concern a shopping center or other facility described in such Applicable Laws;
32.2A prompt cash payment to compensate Landlord for any monetary defaults or actual damages arising directly from a breach of this Lease;
32.3A cash deposit in an amount at least equal to the then-current amount of the Security Deposit; or
32.4The assumption or assignment of all of Tenant’s interest and obligations under this Lease.
33.Brokers.
33.1Tenant represents and warrants. that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease other than Holliday Fenoglio Fowler, LP. (“Broker”), and that it knows of no other real estate broker or agent that is or might be entitled to a commission in connection with this Lease. Landlord shall compensate Broker in relation to this Lease pursuant to a separate agreement between Landlord and Broker.
33.2Tenant represents and warrants that no broker or agent has made any representation or warranty relied upon by Tenant in Tenant’s decision to enter into this Lease, other than as contained in this Lease.
33.3Tenant acknowledges and agrees that the employment of brokers by Landlord is for the purpose of solicitation of offers of leases from prospective tenants and that no authority is granted to any broker to furnish any representation (written or oral) or warranty from Landlord unless expressly contained within this Lease. Landlord is executing this Lease in reliance upon Tenant’s representations, warranties and agreements contained within Sections 33.1 and 33.2.
33.4Tenant agrees to indemnify, save, defend (at Landlord’s option and with counsel reasonably acceptable to Landlord) and hold the Landlord Indemnitees harmless from any and all cost or liability for compensation claimed by any broker or agent, other than Broker, employed or engaged by it or claiming to have been employed or engaged by it.
34.Definition of Landlord. With regard to obligations imposed upon Landlord pursuant to this Lease, the term “Landlord,” as used in this Lease, shall refer only to Landlord or Landlord’s then-current successor-in-interest. In the event of any transfer, assignment or conveyance of Landlord’s interest in this Lease or in Landlord’s fee title to or leasehold interest in the Property, as applicable, which Landlord may do without Tenant’s consent, Landlord herein named (and in case of any subsequent transfers or conveyances, the subsequent Landlord) shall be automatically freed and relieved, from and after the date of such transfer, assignment or conveyance, from all liability for the performance of any covenants or obligations contained in this Lease thereafter to be performed by Landlord and, without further agreement, the transferee, assignee or conveyee of Landlord’s in this Lease or in Landlord’s fee title to or leasehold interest in the Property, as applicable, shall be deemed to have assumed and agreed to observe and perform any and all covenants and obligations of Landlord hereunder during the tenure of its interest in the Lease or the Property. Landlord or any subsequent Landlord may transfer its interest in the Premises or this Lease without Tenant’s consent but upon notice to Tenant.
35.Limitation of Landlord’s Liability.
35.1If Landlord is in default under this Lease and, as a consequence, Tenant recovers a monetary judgment against Landlord, the judgment shall be satisfied only out of (a) the proceeds of sale received on execution of the judgment and levy against the right, title and interest of Landlord in the Building and the Project, (b) rent, casualty proceeds, condemnation awards or other income from such real property receivable by Landlord or (c) the consideration received by Landlord from the sale, financing, refinancing or other disposition of all or any part of Landlord’s right, title or interest in the Building or the Project.
35.2Landlord shall not be personally liable for any deficiency under this Lease. If Landlord is a partnership or joint venture, then the partners of such partnership shall not be personally liable for Landlord’s obligations under this Lease, and no partner of Landlord shall be sued or named as a party in any suit or action, and service of process shall not be made against any partner of Landlord except as may be necessary to secure jurisdiction of the partnership or joint venture. If Landlord is a corporation, then the shareholders, directors, officers, employees and agents of such corporation shall not be personally liable for Landlord’s obligations under this Lease, and no shareholder, director, officer, employee or agent of Landlord shall be sued or named as a party in any suit or action, and service of process shall not be made against any shareholder, director, officer, employee or agent of Landlord. If Landlord is a limited liability company, then the members of such limited liability company shall not be personally liable for Landlord’s obligations under this Lease, and no member of Landlord shall be sued or named as a party in any suit or action, and service of process shall not be made against any member of Landlord except as may be necessary to secure jurisdiction of the limited liability company. No partner, shareholder, director, employee, member or agent of Landlord shall be required to answer or otherwise plead to any service of process, and no judgment shall be taken or writ of execution levied against any partner, shareholder, director, employee, member or agent of Landlord.
35.3Each of the covenants and agreements of this Article shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by Applicable Laws and shall survive the expiration or earlier termination of this Lease.
36.Joint and Several Obligations. If more than one person or entity executes this Lease as Tenant, then:
36.1Each of them is jointly and severally liable for the keeping, observing and performing of all of the terms, covenants, conditions, provisions and agreements of this Lease to be kept, observed or performed by Tenant; and

36.2The term “Tenant,” as used in this Lease shall mean and include each of them, jointly and severally. The act of, notice from, notice to, refund to, or signature of any one or more of them with respect to the tenancy under this Lease, including any renewal, extension, expiration, termination or modification of this Lease, shall be binding upon each and all of the persons executing this Lease as Tenant with the same force and effect as if each and all of the parties had so acted, so given or received such notice or refund, or so signed.
37.Authority. Tenant guarantees, warrants and represents that (a) Tenant is duly incorporated or otherwise established or formed and validly existing under the laws of its state of incorporation, establishment or formation, (b) Tenant has and is duly qualified to do business in the state in which the Property is located, (c) Tenant has full corporate, partnership, trust, association or other appropriate power and authority to enter into this Lease and to perform all Tenant’s obligations hereunder and (d) each person (and all of the persons if more than one signs) signing this Lease on behalf of Tenant is duly and validly authorized to do so. Landlord guarantees, warrants and represents that (w) Landlord is duly incorporated or otherwise established or formed and validly existing under the laws of its state of incorporation, establishment or formation, (x) Landlord has and is duly qualified to do business in the state in which the Property is located, (y) Landlord has full corporate, partnership, trust, association or other appropriate power and authority to enter into this Lease and to perform all Landlord’s obligations hereunder and (z) each person (and all of the persons if more than one signs) signing this Lease on behalf of Landlord is duly and validly authorized to do so.
38.Confidentiality. Tenant shall keep the terms and conditions of this Lease and any non-public financial information or non-public information about Landlord’s ownership structure provided to Tenant or its employees, agents or contractors pursuant to Article 9 confidential and shall not (a) disclose to any third party any terms or conditions of this Lease or any other Lease-related document (including subleases, assignments, work letters, construction contracts, letters of credit, subordination agreements, non-disturbance agreements, brokerage agreements or estoppels) or (b) provide to any third party an original or copy of this Lease (or any Lease-related document). Landlord shall not release to any third party any non-public financial information or non-public information about Tenant’s ownership structure that Tenant gives Landlord. Notwithstanding the foregoing, confidential information under this Section may be released by Landlord or Tenant under the following circumstances: (x) if required by Applicable Laws or in any judicial proceeding; provided that the releasing party has given the other party reasonable notice of such requirement, if feasible, (y) to a party’s attorneys, accountants, brokers and other bona fide consultants or advisers (with respect to this Lease only); provided such third parties agree to be bound by this Section or (z) to bona fide prospective assignees or subtenants of this Lease; provided they agree in writing to be bound by this Section.
39.Notices. Any notice, consent, demand, bill, statement or other communication required or permitted to be given hereunder shall be in writing and shall be given by personal delivery, overnight delivery with a reputable nationwide overnight delivery service, or certified mail (return receipt requested), and if given by personal delivery, shall be deemed delivered upon receipt; if given by overnight delivery, shall be deemed delivered [***] after deposit with a reputable nationwide overnight delivery service; and, if given by certified mail (return receipt requested), shall be deemed delivered [***] after the time the notifying party deposits the notice with the United States Postal Service. Any notices given pursuant to this Lease shall be addressed to Landlord or Tenant at the addresses shown in Sections 2.9 and 2.10, respectively. Either party may, by notice to the other given pursuant to this Section, specify additional or different addresses for notice purposes.
40.Rooftop Installation Area.
40.1Landlord hereby approves any existing equipment on the rooftop of the Building which serves the Premises. In addition, Tenant may use those portions of the Building identified as a “Rooftop Installation Area” on Exhibit A attached hereto (the “Rooftop Installation Area”) solely to operate, maintain, repair and replace rooftop antennae, mechanical equipment, communications antennas and other equipment installed by Tenant in the Rooftop Installation Area in accordance with this Article (“Tenant’s Rooftop Equipment”). Tenant’s Rooftop Equipment shall be only for Tenant’s (or its subtenant’s or assignee’s) use of the Premises for the Permitted Use.
40.2Tenant shall install Tenant’s Rooftop Equipment at its sole cost and expense, at such times and in such manner as Landlord may reasonably designate, and in accordance with this Article and the applicable provisions of this Lease regarding Alterations. Tenant’s Rooftop Equipment and the installation thereof shall be subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed. Among other reasons, Landlord may withhold approval if the installation or operation of Tenant’s Rooftop Equipment could reasonably be expected to damage the structural integrity of the Building or to transmit vibrations or noise or cause other adverse effects beyond the Premises to an extent not customary in Comparable. Buildings, unless Tenant implements measures that are acceptable to Landlord in its reasonable discretion to avoid any such damage or transmission.
40.3Tenant shall comply with any roof or roof-related warranties. Tenant shall obtain a letter from Landlord’s roofing contractor within [***] days after completion of any Tenant work on the rooftop stating that such work did not affect any such warranties. Tenant, at its sole cost and expense, shall inspect the Rooftop Installation Area at least annually, and correct any loose bolts, fittings or other appurtenances and repair any damage to the roof caused by the installation or operation of Tenant’s Rooftop Equipment. Tenant shall not permit the installation, maintenance or operation of Tenant’s Rooftop Equipment to violate any Applicable Laws or constitute a nuisance. Tenant shall pay Landlord within [***] days after demand (a) all applicable taxes, charges, fees or impositions imposed on Landlord by Governmental Authorities as the result of Tenant’s use of the Rooftop Installation Areas in excess of those for which Landlord would otherwise be responsible for the use or installation of Tenant’s Rooftop Equipment and (b) the amount of any increase in Landlord’s insurance premiums as a result of the installation of Tenant’s Rooftop Equipment. Upon Tenant’s written request to Landlord, Landlord shall use commercially reasonable efforts to cause other tenants to remedy any interference in the operation of Tenant’s Rooftop Equipment caused by any such tenants’ equipment installed after the applicable piece of Tenant’s Rooftop Equipment; provided, however, that Landlord shall not be required to request that such tenants waive their rights under their respective leases.
40.4If Tenant’s Equipment (a) causes physical damage to the structural integrity of the Building, (b) interferes with any telecommunications, mechanical or other systems located at or near or servicing the Building or the Project that were installed prior to the installation of Tenant’s Rooftop Equipment, (c) interferes with any other service provided to other tenants in the Building or the Project by rooftop or penthouse installations that were installed prior to the installation of Tenant’s Rooftop Equipment or (d) interferes with any other tenants’ business, in each case in excess of that permissible under Federal Communications Commission regulations, then Tenant shall cooperate with Landlord to determine the source of the damage or interference and promptly repair such damage and eliminate such interference, in each case at Tenant’s sole cost and expense, within [***] days after receipt of notice of such damage or interference (which notice may be oral: provided that Landlord also delivers to Tenant written notice of such damage or interference within [***] hours after providing oral notice).
40.5Landlord reserves the right to cause Tenant to relocate Tenant’s Rooftop Equipment to comparably functional space on the roof or in the penthouse of the Building by giving Tenant prior written notice thereof. Landlord agrees to pay the reasonable costs thereof. Tenant shall arrange for the relocation of Tenant’s Rooftop Equipment within [***] days after receipt of Landlord’s notification of such relocation. In the event Tenant fails to arrange for relocation within such [***] period, Landlord shall have the right to arrange for the relocation of Tenant’s Rooftop Equipment in a manner that does not unnecessarily interrupt or interfere with Tenant’s use of the Premises for the Permitted Use.
41.Miscellaneous.
41.1So long as Tenant leases the entire Building, Landlord shall not have the right to change the name of the Building without the prior written consent of Tenant, which consent may be withheld by Tenant in its sole and absolute discretion.
41.2Landlord hereby approves the location, design, and operation of any and all generators, storage tanks and other specialized equipment or systems located on the land, on the exterior of the Building, on the roof or in adjacent parking structures. Tenant shall maintain, operate as currently operated and replace from time to time the two generators currently located on the Lower Campus. In addition, Tenant shall have the right to move such generators from the Lower Campus to the Land and Tenant shall have the right to place new generators on the Land during the Term, subject to Landlord’s prior written consent, which consent shall not be unreasonable withheld, conditioned or delayed.
41.3To induce Landlord to enter into this Lease, Tenant agrees that it shall promptly furnish to Landlord, from time to time, upon Landlord’s written request, the most recent audited year-end financial statements reflecting Tenant’s current financial condition. Tenant shall, within [***] days after the end of Tenant’s financial year, furnish Landlord with a draft of Tenant’s audited year-end financial statements for the previous year and shall, within [***] days after the end of Tenant’s financial year, furnish Landlord with a certified copy of Tenant’s audited year-end financial statements for the previous year. Tenant represents and warrants that all financial statements, records and information furnished by Tenant to Landlord in connection with this Lease are true, correct and complete in all material respects. If audited financials are not otherwise prepared, unaudited financials certified by the chief financial officer of Tenant as true, correct and complete in all material respects shall suffice for purposes of this Section.
41.4Where applicable in this Lease, the singular includes the plural and the masculine or neuter includes the masculine, feminine and neuter. The words “include,” “includes,” “included” and “including” shall mean “‘include,’ etc., without limitation.” The section headings of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.
41.5If either party commences an action against the other party arising out of or in connection with this Lease, then the substantially prevailing party shall be reimbursed by the other party for all reasonable costs and expenses, including reasonable attorneys’ fees and expenses, incurred by the substantially prevailing party in such action or proceeding and in any appeal in connection therewith.
41.6Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for a lease, and shall not be effective as a lease or otherwise until execution by and delivery to both Landlord and Tenant.
41.7Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.
41.8Each provision of this Lease performable by Tenant shall be deemed both a covenant and a condition.
41.9Whenever consent or approval of either party is required, that party shall not unreasonably withhold, condition or delay such consent or approval, except as may be expressly set forth to the contrary.
41.10The terms of this Lease are intended by the parties as a final expression of their agreement with respect to the terms as are included herein, and may not be contradicted by evidence of any prior or contemporaneous agreement.
41.11Any provision of this Lease that shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof, and all other provisions of this Lease shall remain in full force and effect and shall be interpreted as if the invalid, void or illegal provision did not exist.
41.12Landlord or Tenant may, but shall not be obligated to, record a short form or memorandum hereof without the other party’s consent but such other party shall execute such short form or memorandum if requested to do so. Upon either party’s request, Landlord and Tenant shall execute, deliver and record such short form or memorandum in such form as mutually agreed to by the parties, along with an instrument signed by Tenant acknowledging the termination of this Lease to be held by Landlord until such termination actually occurs. Landlord shall not record the instrument acknowledging the termination of this Lease until the expiration or earlier termination of this Lease. Neither party shall record this Lease. The party asking to record such short form or memorandum shall be responsible for the cost of recording the same, including any transfer or other taxes incurred in connection with said recordation.
41.13The language in all parts of this Lease shall be in all cases construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant.
41.14Each of the covenants, conditions and agreements herein contained shall inure to the benefit of and shall apply to and be binding upon the parties hereto and their respective heirs; legatees; devisees; executors; administrators; and permitted successors, assigns, sublessees. Nothing in this Section shall in any way alter the provisions of this Lease restricting assignment or subletting.

41.15This Lease shall be governed by, construed and enforced in accordance with the laws of the state in which the Premises are located, without regard to such state’s conflict of law principles.
41.16Tenant guarantees, warrants and represents that the individual or individuals signing this Lease on its behalf have the power, authority and legal capacity to sign this Lease on behalf of and to bind all entities, corporations, partnerships, limited liability companies, joint venturers or other organizations and entities on whose behalf said individual or individuals have signed. Landlord guarantees, warrants and represents that the individual or individuals signing this Lease on its behalf have the power, authority and legal capacity to sign this Lease on behalf of and to bind all entities, corporations, partnerships, limited liability companies, joint venturers or other organizations and entities on whose behalf said individual or individuals have signed.
41.17This Lease may be executed in one or more counterparts, each of which, when taken together, shall constitute one and the same document.
41.18No provision of this Lease may be modified, amended or supplemented except by an agreement in writing signed by Landlord and Tenant. The waiver by Landlord or Tenant of any breach by Tenant or Landlord of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition herein contained.
41.19To the extent permitted by Applicable Laws, the parties waive t1ial by jury in any action, proceeding or counterclaim brought by the other party hereto related to matters arising out of or in any way connected with this Lease; the relationship between Landlord and Tenant; Tenant’s use or occupancy of the Premises; or any claim of injury or damage related to this Lease or the Premises.
41.20As between Landlord and Tenant, Tenant shall have the exclusive right to its name: the J. Craig Venter Institute, Inc.
42.Options to Extend Term. Tenant shall have two options (each, an “Option”) to extend the Term, in each case by an additional [***] year period (i.e., for a total, if both such options are exercised as provided herein, of [***] successive years beyond the original [***] year Term) as to the entire Premises and no less than the entire Premises (each [***] year period being referred to herein as an “Extension Term”) upon the following terms and conditions. All provisions of this Lease shall be applicable during each such Extension Term except that: (i) Tenant shall have no option to extend the Term of this Lease beyond the second Extension Term; (ii) the Base Rent for each Extension Term shall be determined in accordance with this Section 42); and (iii) as otherwise provided in this Section 42.
42.1On the first (1st) day of each Extension Term, Base Rent shall be equal to [***]%) of the Fair Market Rent (as defined below) of the Premises, as determined in accordance with Sections 42.7 through 42.10, inclusive, below, provided in no event shall the Base Rent be less than the Base Rent in effect immediately prior to such date, and shall thereafter be adjusted on each annual anniversary date thereof in accordance with Article 8.
42.2No Option is assignable separate and apart from this Lease.

42.3Bach Option is conditional upon Tenant giving Landlord written notice of its election to exercise such Option at least [***] months prior to the end of the expiration of the then-current Term. Time shall be of the essence as to Tenant’s exercise of an Option. Tenant assumes full responsibility for maintaining a record of the deadlines to exercise an Option. Tenant acknowledges that it would be inequitable to require Landlord to accept any exercise of an Option after the date provided for in this Section.
42.4Notwithstanding anything contained in this Article to the contrary, Tenant shall not have the right to exercise an Option or to commence an Extension Term unless Tenant is not then in Default.
42.5The period of time within which Tenant may exercise an Option shall not be extended or enlarged by reason of Tenant’s inability to exercise such Option because of the provisions of Section 42.4.
42.6Landlord may reject either or both of Tenant’s Options hereunder if; within the twenty four (24) months immediately preceding the date that a notice of Option is due, Tenant has Defaulted under this Lease three (3) or more times, whether or not Tenant has cured such Defaults.
42.7Subject to the provisions of Section 42.9 and 42.10 below, in order to determine the Fair Market Rent for purposes of calculating the Base Rent for an Extension Term, Tenant and Landlord shall each deliver to the other their respective determinations of the Fair Market Rent (hereinafter respectively referred to as the “Landlord’s Determination” and “Tenant’s Determination”) no later than the date that is [***] days prior to the scheduled commencement date of the applicable Extension Term. If Tenant’s Determination is lower than Landlord’s Determination, then Landlord and Tenant shall attempt in good faith to agree upon the Fair Market Rent for a period of [***] days after the date on which both the Landlord’s Determination and the Tenant’s Determination have been duly delivered (the “Determination Delivery Date”). If Tenant’s Determination is higher than Landlord’s Determination, then the Fair Market Rent for the Premises shall be the Landlord’s Determination. If Landlord and Tenant do not agree on the Fair Market Rent for the Premises within [***] days after the Determination Delivery Date, then Tenant shall have the tight to rescind the exercise of the Option by written notice to Landlord on or before the date that is [***] Business Days following the expiration of such [***] day period. In the event Tenant does not deliver a rescission notice to Landlord, Landlord and Tenant shall jointly select an independent real estate appraiser that (a) neither Landlord nor Tenant, nor any of their respective affiliates, has engaged during the immediately preceding period of [***] years; and (b) has at least ten (10) years of experience in leasing first-class office properties located in the Rockville, Maryland area (such appraiser being referred to herein as the “Appraiser”). Landlord and Tenant shall each pay [***] percent ([***]%) of the Appraiser’s fee. If Landlord and Tenant do not agree on the Appraiser within [***] days after the last day of such period of [***] days, then the parties shall request that. the American Arbitration Association select the Appraiser.
42.8The parties shall instruct the Appraiser to (a) conduct the hearings and investigations that he or she deems appropriate, and (b) choose either Landlord’s Determination or Tenant’s Determination as the better estimate of Fair Market Rent for the Premises, within     [***] days after the date that the Appraiser is designated. The Appraiser’s aforesaid choice shall be conclusive and binding upon Landlord and Tenant. Each party shall pay its own counsel fees and expenses, if any, in connection with the procedure described in this Section 42.8. The Appraiser shall not have the power to supplement or modify any of the provisions of this Lease:
42.9For purposes of calculating the Fair Market Rent, the following presumptions shall apply: the Premises is free and clear of all leases and tenancies (including this Lease), the Premises is available for the purposes permitted by this Lease in the then rental market, that Landlord has had a reasonable time to locate a tenant, and that neither Landlord nor the prospective tenant is under any compulsion to rent, and taking into account all relevant factors.
42.10For purposes of this Lease, “Fair Market Rent’’ for the Premises shall be based on a [***] year extension term and shall be equal to the monthly base rental rate (on a per square foot of rentable area basis) agreed to by willing sophisticated tenants and willing sophisticated landlords in leasing transactions (the “Comparable Transactions”), as of a particular time, in arms-length transactions for non-sublease, non-encumbered, non equity, non-expansion, non-renewal space comparable in size, location, height and quality to the Premises, with a commencement date not more than [***] months prior to the commencement date of the extension term, or if there are no Comparable Transactions, in other first-class combined office/laboratory facilities containing located in the Rockville, Maryland area, with appropriate adjustments to account for differences in the Adjustment Factors (as defined below) and all other factors reasonably relevant to a fair market rent determination. In any determination of Fair Market Rent, appropriate consideration should be given to any reasonably relevant factor (or difference in the subject transaction or Comparable Transactions used for purposes of comparison), including without limitation, the following factors (the “Adjustment Factors”): (a) monthly base rental rates per rentable square foot; (b) abatement provisions reflecting free rent or early occupancy during the lease term; (c) the size, location and floor height of the premises being leased; (d) the condition and market value of the existing tenant improvements, if any (from a general marketing perspective and without regard to their value, usability or function to Tenant or to any tenant in any Comparable Transaction), and the existence and amount of any tenant improvement or comparable allowance; (e) the existence and amount of any other cash payment or other equivalent concession, including, without limitation, moving allowances, lease takeover allowances (or where a lease assumption is applicable, the value thereof), and any comparable tenant inducement; (f) the existence of favorable expansion and/or extension options, and the value thereof; (g) any special parking rights, rates or concessions; (h) whether the lease transaction in question grants to the tenant any protection from increases in real property taxes and/or operating expenses, and if so, the amount,. value or cost associated therewith; and (i) the credit standing of the tenant in question and/or the amount of letters of credit, cash security deposits, and/or other credit enhancements required to be made available by the tenant in question.
43.Tenant’s Maintenance of Building; Turnover Election. Tenant shall have the right, no more than once during the Term of this Lease, to elect to turnover Tenant’s obligations pursuant to Section 43.1(a) through (c), inclusive, to Landlord (the “Turnover”), by delivery of written notice to Landlord, together with copies of all Service Contracts, warranties and any other documentation related to the maintenance of the Building then in effect and in the possession or control of Tenant (the ‘‘Turnover Notice”), subject to and in accordance with the following provisions:

43.1Notwithstanding any provision to the contrary in this Lease, as of the Term Commencement Date and continuing until the earlier to occur of (a) the expiration of the Term or (b) the Turnover Date, the following provisions shall apply:
43.1.1.Tenant shall repair, replace and maintain in accordance with standards for comparable first-class buildings in the Rockville, Maryland area and in accordance with all Applicable Laws the Building, including the Building System Improvements (except for the Structural Building Improvements capital repairs or replacements of the Building System Improvements, which both shall remain the responsibility of Landlord throughout the Term).
43.1.2.Tenant shall make all arrangements for and pay for all utilities, including water, electricity, air, sewer, refuse, gas, heat, light, power, telephone service and any other service or utility Tenant required at the Premises.
43.1.3.Tenant shall, at Tenant’s sole cost and expense, procure and maintain (i) contracts, with copies furnished promptly to Landlord after execution thereof, in customary form and substance for, and with contractors specializing and experienced in, the maintenance and repair of the Building System Improvements including, without limitation, the (a) HVAC equipment, (b) boilers and pressure vessels, (c) fire and life safety systems, including fire alarm and smoke detection devices, (d) roof coverings and drains, (e) clarifiers, and (f) basic utility feeds to the perimeter of the Building (collectively, the “Service Contracts”) and (ii) warranties for any Building improvements.
43.1.4.Landlord shall not be required to provide the following services to the Building: cleaning and trash removal; hot and cold water; gas; heat, ventilation and air conditioning; light; telephone; fire and life safety; electricity; sewer; other utilities; security system services or elevator service.
43.1.5.Landlord shall, at all times regardless of whether or not the Turnover has occurred, have the right to inspect the Premises in accordance with the provisions of Section 14.4.
43.1.6.In addition to all of Landlord’s remedies under this Lease, if (a) Tenant does not maintain the Building as required under this Lease or (b) repairs or replacement of any portion of the Building or the Project is made necessary by any act, omission or negligence of Tenant or its agents, employees or invitees, then Landlord may make such repairs or provide such maintenance without liability to Tenant for any loss or damage to Tenant or its merchandise, fixtures or other property, or to Tenant’s business by reason of such repairs or maintenance (except to the extent such loss or damage is caused by the gross negligence or willful misconduct of Landlord, its agents, employees or contractors) provided that such failure by Tenant continues for three (3) business days after Landlord delivers notice to Tenant demanding performance by Tenant; or that such failure by Tenant unreasonably interfered with the use of the Buildings by any other tenant or with the efficient operation of the Project, or resulted or could have resulted in a violation of Applicable Laws or the cancellation of an insurance policy maintained by Landlord, or cancellation of any warranty on the Building. Further, upon completion of any such repairs or maintenance and provided advance written notice has been given to Tenant by Landlord, Tenant shall pay upon demand, as Additional Rent, Landlord’s costs for making such repairs or providing such maintenance, together with interest thereon, from the date that such sums were paid or incurred, at the Default Rate or the highest rate permitted by Applicable Laws, whichever is less.
43.2Subject to the provisions of Section 43.1, on the date that is [***] days following Landlord’s receipt of Tenant’s Turnover Notice (the “Turnover Date”), Landlord shall be obligated to maintain and repair the Building System Improvements and to provide the utilities and services set forth in Sections 16.1, 16.7 and 16.9, subject to and in accordance with the provisions of such Sections. Within thirty (30) calendar days following Landlord’s receipt of Tenant’s Turnover Notice Landlord shall provide Tenant with written notice of those Service Contracts that Landlord has agreed to assume as of the Turnover Date (collectively, the “Assumed Service Contracts”) and Tenant shall be obligated to terminate all of the Service Contracts other than the Assumed Service Contracts and shall be solely responsible for all termination fees and penalties associated with such termination(s). Within [***] days after the Turnover Date, Landlord and Tenant shall execute an amendment to this Lease acknowledge the terms of the Turnover Prior to the Turnover Date; Tenant shall deliver an assignment of the Service Contracts, duly executed by Tenant; assigning all of Tenant’s right, title and interest in and to the Assumed Service Contracts, and Landlord shall accept such assignment and assume all obligations under such Assumed Service Contracts for the period commencing on the Turnover Date.
43.3For purposes of clarification, Landlord and Tenant’s maintenance and service obligations, prior to and following a Turnover, are further detailed on Exhibit J attached hereto and incorporated herein by reference.
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IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date first above written.
LANDLORD:
BMR-MEDICAL CENTER DRIVE LLC,
a Delaware limited liability company

By:
Name:
Title:

TENANT:
J. CRAIG VENTER INSTITUTE, INC.,
successor in interest to The Institute
for Genomic Research, Inc.,
a Maryland non-stock corporation

By:     /s/ J. Craig Venter
Name:      J. Craig Venter
Title:     President

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date first above written.
LANDLORD:
BMR-MEDICAL CENTER DRIVE LLC,
a Delaware limited liability company

By:     /s/ Kevin M. Simonsen
Name:     Kevin M. Simonsen
Title:     VP, Real Estate Counsel

TENANT:
J. CRAIG VENTER INSTITUTE, INC.,
successor in interest to The Institute
for Genomic Research, Inc.,
a Maryland non-stock corporation

By:
Name:
Title: